                                                                    EXHIBIT 10.1

                            FIRST CENTRAL TOWER LEASE

                               FIRST CENTRAL TOWER


                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                         OSPREY S.P. PROPERTIES, L.L.C.,
                       a Florida limited liability company
                                  ("LANDLORD")

                                       AND
                                 REPUBLIC BANK,
                    a commercial bank organized and existing
                     under the laws of the State of Florida
                                   ("TENANT")

                                 APRIL 10, 2003

                                TABLE OF CONTENTS

I.       Basic Lease Information; Definitions. .....................    1
II.      Lease Grant/Renewal Option. ...............................    6
III.     Substantial Completion; Delivery. .........................    8
IV.      Additional Base Rental. ...................................   10
V.       Use; Access. ..............................................   15
VI.      Intentionally Deleted. ....................................   16
VII.     Services to be Furnished by Landlord. .....................   16
VIII.    Leasehold Improvements. ...................................   17
IX.      Signage; Naming Rights. ...................................   18
X.       Repairs and Alterations. ..................................   19
XI.      Use of Electrical Services by Tenant. .....................   21
XII.     Entry by Landlord. ........................................   21
XIII.    Assignment and Subletting. ................................   22
XIV.     Liens. ....................................................   23
XV.      Indemnity and Waiver of Claims. ...........................   24
XVI.     Tenant's Insurance. .......................................   26
XVII.    Subrogation. ..............................................   27
XVIII.   Landlord's Insurance. .....................................   27
XIX.     Casualty Damage. ..........................................   28
XX.      Intentionally Deleted. ....................................   29
XXI.     Condemnation. .............................................   29
XXII.    Events of Default by Tenant. ..............................   29
XXIII.   Remedies. .................................................   30
XXIV.    Landlord Default. .........................................   32
XXV.     Limitation of Liability. ..................................   32

XXVI.    Intentionally Deleted.......................................  32
XXVII.   No Waiver...................................................  32
XXVIII.  Event of Bankruptcy.........................................  33
XXIX.    Waiver of Jury Trial........................................  34
XXX.     Intentionally Deleted.......................................  34
XXXI.    Holding Over................................................  34
XXXII.   Subordination to Mortgages; Estoppel Certificate............  34
XXXIII.  Attorneys' Fees and Costs...................................  35
XXXIV.   Notice......................................................  35
XXXV.    Waiver of Landlord's Lien...................................  36
XXXVI.   Excepted Rights ............................................  36
XXXVII.  Surrender of Premises.......................................  37
XXXVIII. Miscellaneous...............................................  37
XXXIX.   Entire Agreement............................................  39

Exhibit A-1   - Outline and Location of Lobby/Branch Space
Exhibit A-2   - Outline and Location of Office Space on 16/th/ and 17/th/ Floors
Exhibit A-3   - Outline and Location of Office Space on First Floor
Exhibit A-4   - Legal Description of Property
Exhibit B     - Building Rules and Regulations
Exhibit C     - Commencement Letter
Exhibit D     - Work Letter Agreement
Exhibit E     - Additional Provisions
Exhibit F     - Parking Agreement
Exhibit G     - Janitorial Specifications
Exhibit H     - Basic Costs Exclusions
Exhibit I     - Subordination and Non-Disturbance Agreement
Exhibit J     - Memorandum of Lease

                                       ii

                             OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 10th day of April, 2003, by and between OSPREY S.P. PROPERTIES, L.L.C., a Florida limited liability company ("Landlord") and REPUBLIC BANK, a commercial bank organized and existing under the laws of the State of Florida ("Tenant").

I. Basic Lease Information; Definitions.

The following are some of the basic lease information and defined terms used in this Lease:

     1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Excess Basic Costs payable in accordance with Article IV and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent".

     2. "Base Rental" for the Premises shall be payable by Tenant, on the first day of each calendar month, as follows:

     a)  Base Rental for Lobby/Branch Space (as defined below):

     Lobby/Branch             Rate per Sq. Ft. of
     SpaceRentable Area of
     Rental Year                  the Premises               Monthly Amount
     -----------                  ------------               --------------

          1                         $37.00                   $ 8,522.33
          2                         $38.11                   $ 8,778.00
          3                         $39.25                   $ 9,040.58
          4                         $40.43                   $ 9,312.38
          5                         $41.64                   $ 9,591.08
          6                         $42.89                   $ 9,879.00
          7                         $44.18                   $10,176.13
          8                         $45.50                   $10,480.17
          9                         $46.87                   $10,795.72
         10                         $48.28                   $11,120.49
         11                         $49.72                   $11,452.17
         12                         $51.21                   $11,795.37
         13                         $52.75                   $12,150.08
         14                         $54.33                   $12,514.01
         15                         $55.96                   $12,889.45

     In addition to the foregoing, Tenant shall pay applicable State of Florida sales tax.

     b) Tenant is not required to pay monthly Base Rental or Additional Base Rental during the period commencing on the Lobby/Branch Space Commencement Date and continuing through the fourteenth (14/th/) full calendar month thereafter (i.e., prior to the beginning of the first Lobby/ Branch Space Rental Year). "Lobby/Branch Space Rental Year" means, with respect to the first Lobby/Branch Space Rental Year, a period commencing on the first (1/st/) day of the

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

         fifteenth (15/th/) full calendar month after the Lobby/Branch Space Commencement Date and ending on the last day of the calendar month in which the first (1/st/) anniversary of the Office Space Commencement Date occurs, and as to each subsequent Lobby/Branch Space Rental Year, each successive twelve (12) month period thereafter.

         c) Base Rental for Office Space (as defined below):

Office     Rate per Square                        Rate per Square
Space      Foot of Rentable                       Foot of Rentable
Rental     Area of the Premises                   Area of the Premises
Year       Located on Floors 16                   Located on the First
----       and 17 (i.e. 28,396                    Floor (i.e. 1,878
           Rentable Square Feet)   Monthly Amount Rentable Square Feet)  Monthly Amount
           ---------------------   -------------- ---------------------  --------------
1             $17.00                 $40,227.67           $20.00               $3,130.00
2             $17.51                 $41,434.50           $20.60               $3,223.90
3             $18.04                 $42,688.65           $21.22               $3,320.93
4             $18.58                 $43,966.47           $21.85               $3,419.53
5             $19.14                 $45,291.62           $22.51               $3,522.82
6             $19.71                 $46,640.43           $23.19               $3,629.24
7             $20.30                 $48,036.57           $23.88               $3,737.22
8             $20.91                 $49,480.03           $24.60               $3,849.90
9             $21.54                 $50,970.82           $25.34               $3,965.71
10            $22.19                 $52,508.94           $26.10               $4,084.65
11            $22.86                 $54,094.38           $26.88               $4,206.72
12            $23.55                 $55,727.15           $27.68               $4,331.92
13            $24.26                 $57,407.25           $28.52               $4,463.38
14            $24.99                 $59,134.67           $29.37               $4,596.41
15            $25.74                 $60,909.42           $30.25               $4,734.13

         In addition to the foregoing, Tenant shall pay applicable State of Florida sales tax.

         d) With respect to the 16/th/ and 17/th/ Floors, Tenant is not required to pay monthly Base Rental or Additional Base Rental during the period commencing on the Office Space Commencement Date and continuing through the tenth (10/th/) full calendar month thereafter (i.e., prior to the beginning of the first Office Space Rental Year). "Office Space Rental Year" with respect to the 16/th/ and 17/th/ Floors, means with respect to the first Office Space Rental Year, a period commencing on the first (1/st/) day of the eleventh (11/th/) full calendar month after the Office Space Commencement Date and ending on the last day of the calendar month in which the first (1/st/) anniversary of the Office Space Commencement Date occurs, and as to each subsequent Rental Year, each successive twelve (12) month period thereafter. In other words, the initial ten (10) months for the 16/th/ and 17/th/ Floors of the Office Space shall be without Base Rental or Additional Base Rental. Notwithstanding the foregoing, there shall be no free Base Rental or Additional Base Rental for that portion of the Office Space located on the 1/st/ Floor.

         3. "Building" shall mean the office building located at 360 Central Avenue, County of Pinellas, State of Florida, commonly known as First Central Tower.

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

     4. The "Lobby/Branch Space Commencement Date," "Office Space Commencement Date," "Termination Date," and "Lease Term" shall have the meanings set forth below:

         a. The "Lobby/Branch Space Commencement Date" shall mean the later to occur of (1) the Lobby/Branch Space Target Commencement Date as defined herein and (2) the Lobby/Branch Space Substantial Completion Date (as defined in Article III.A. below). Notwithstanding the foregoing, on or before September 1, 2003, Landlord shall provide to Tenant, in writing, Landlord's good faith estimate of the anticipated Lobby/Branch Space Substantial Completion Date. Said date shall be a date no earlier than November 1, 2003 nor later than February 1, 2004 and, for purposes of this lease, shall be considered the "Lobby/Branch Space Target Commencement Date".

         b. The "Office Space Commencement Date" shall mean the later to occur of (1) the Office Space Target Commencement Date as defined herein and
         (2) the Office Space Substantial Completion Date (as defined in Article III.A. below). Notwithstanding the foregoing, on or before August 1, 2004, Landlord shall provide to Tenant, in writing, Landlord's good faith estimate of the anticipated Office Space Substantial Completion Date. Said date shall be a date no earlier than October 1, 2004 nor later than November 30, 2004 and, for purposes of this lease, shall be considered the "Office Space Target Commencement Date".

         c. "Termination Date" means the last day of the calendar month in which the fifteenth (15/th/) anniversary of the Office Space Commencement Date occurs.

         d. "Lease Term" means the terms commencing on (i) the Lobby/Branch Space Commencement Date, with respect to the Lobby/Branch Space and
         (ii) the Office Space Commencement Date, with respect to the Office Space, and ending on the Termination Date.

         e. Notwithstanding anything in this Lease to the contrary, under no circumstances shall Tenant be required to accept possession of either the Lobby/Branch Space or the Office Space between the periods of December 1/st/ and January 20/th/ of any given year. If the Lobby/Branch Space Substantial Completion Date or Office Space Substantial Completion Date falls between (and including) December 1/st/ and January 20/th/ of any given year, Tenant shall have the option, in its sole discretion, to delay the applicable Substantial Completion Date to the January 21/st/ immediately following such restricted period.

     5. "Premises" shall mean, collectively, (a) the areas located on the 1/st/ Floor of the Building and the drive-through areas as outlined on Exhibit A-1 (the "Lobby/Branch Space"), and (b) the entire 16/th/ and 17/th/ floors of the Building, as outlined on Exhibit A-2, and known as Suite #1600 and Suite #1700, respectively and the areas located on the 1/st/ Floor of the Building as outlined on Exhibit A-3 (collectively the "Office Space"). Landlord estimates in good faith the "Rentable Area of the Premises" shall mean 2,764 rentable square feet for the first floor Lobby/Branch Space and 28,396 rentable square feet for the 16/th/ and 17/th/ Floors and 1,878 Rentable Square Feet for the 1/st/ Floor of the Office Space, totaling 33,038 rentable square feet. Landlord hereby represents that the "Rentable Area of the Building" is Two Hundred Forty-Two Thousand Four Hundred Seventy Five (242,475) rentable square feet. Within thirty (30) days after the Lobby/Branch Space Commencement Date and within thirty (30) days after the Office Space Commencement Date, Tenant may, at its sole cost, cause a licensed Florida architect ("Tenant's Architect") to determine the rentable area of the Lobby/Branch Space and the Office Space in accordance with the BOMA Standards (as defined below) ("Tenant's Determination"). If the determination of the rentable area of either the Lobby/Branch Space or the Office Space in accordance with BOMA Standards differs from the estimated rentable square footages above, Landlord and Tenant will amend this Lease to adjust accordingly the rentable square footage of the Lobby/Branch Space and/or Office Space, as applicable, as well as the Base Rental, Tenant's Pro Rata Share, the Refurbishment Allowance (as defined in Article X), and all other matters in this Lease which are determined, calculated or otherwise affected by the rentable square footage of the Lobby/Branch Space or Office Space, as applicable. In the event that a report of licensed Florida architect engaged by Landlord ("Landlord's Architect") shall differ from the Tenant's Determination, based on the BOMA Standards, and Landlord provides written notice (the "Dispute Notice") to Tenant within thirty
         (30) days after Tenant provides Landlord with Tenant's Determination (the "Dispute Notice Date") detailing the basis for such dispute, the following dispute resolution procedure shall apply: (i) to the extent that the difference between the two (2) architects' measurements is less than a two percent (2%) differential, then the two (2) measurements shall be averaged or (ii) to the extent that the difference between the two (2) architects' measurements is greater than a two percent (2%) differential, then the Landlord's Architect and Tenant's Architect shall select a third architect who shall make a measurement of the Premises, based on the BOMA Standards, which measurement made by the third architect shall be averaged with the measurement made by the Landlord's Architect or the Tenant's Architect, whichever of the two shall be the closer in amount to that of the third architect, and such average shall be conclusively binding on each of Landlord and Tenant. The cost of the third architect shall be paid for by the party whose measurement varies the most from the measurement of the third architect. To the extent either of Landlord or Tenant owe monies to the other due to such adjustment of previously paid Base Rental and/or Additional Base Rental, such amount shall be either: (i) paid to Landlord by Tenant with the next upcoming monthly installment of Base Rental due (in the event that Tenant owes monies to Landlord) or (ii) credited against the next upcoming installment of monthly Base Rental (in the event that Landlord owes monies to Tenant). The "BOMA Standards" means the standard method for measuring floor area in office buildings approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International ("ANSI/BOMA Z65.1-1996"). Relative to the Lobby/Branch Space, in the event the Tenant fails to provide Landlord with the Tenant's Determination within thirty (30) days following the Lobby/Branch Space Commencement Date, the square footages referenced herein as they relate to the Lobby/Branch Space shall be considered conclusive, notwithstanding any actual variation or subsequent determination. Relative to the Office Space, in the event the Tenant fails to provide Landlord with the Tenant's Determination within thirty
         (30) days following the Office Space Commencement Date, the square footages referenced herein as they relate to the Office Space shall be considered conclusive, notwithstanding any actual variation or subsequent determination.

         6. "Permitted Use" shall mean all uses consistent with a state or federally chartered banking institution with a drive-through, and all related uses, and any other legal use permitted by a banking institution or any subsidiary or affiliate thereof.

         7. Subject to the remeasurement provisions in Article I.5. above, "Tenant's Pro Rata Share" shall mean 1.140% as it relates to the Lobby/Branch Space and 12.4854% as it relates to the Office Space (a total of 13.6254%) which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building. Tenant's Pro Rata Share will be adjusted at such times as Tenant expands or contracts the Premises, as provided for in this Lease.

         8. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

Tenant: Prior to the Office Space Commencement Date notices shall be sent to Tenant at the following address:

           111 2/nd/ Avenue, N.E.
           Suite 300

                St. Petersburg, Florida 33701
                Attention: Tina Gruber

On and after the Office Space Commencement Date, notices shall be sent to Tenant (Attn: Tina Gruber) at the Office Space.

Landlord:
                Osprey S.P. Properties, L.L.C.
                360 Central Avenue, Suite 100
                St Petersburg, FL 33701
                Attention: Building Manager

The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

Payments of Rent only shall be made payable to the order of:

                Osprey S.P. Properties, L.L.C.

The following are additional definitions of some of the defined terms used in the Lease:

         9. "Base Year" shall mean 2005.

         10. "Basic Costs" shall have the meaning set forth in Article IV hereof.

         11. "Broker" means Carter & Associates and Osprey Management Co L.L.C.

         12. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

         13. "Business Day(s)" shall mean Mondays through Fridays exclusive of the Tenant's bank holidays ("Holidays") which, for purposes of this Lease, are New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, and Christmas Day or such days as may be designated by Congress as Federal holidays.

         14. "Common Areas" shall mean those areas on or serving the Property provided for the common use or benefit of all tenants generally and/or the public, including without limitation, all corridors, entrances, stairways, lobbies (whether at ground level or otherwise), foyers, common mail rooms, restrooms, vending areas and other similar facilities.

         15. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement, if any, attached hereto as Exhibit D. The Landlord shall, as a part of the Landlord Work, meet the requirements of applicable state and federal bank regulatory laws as they relate to landscaping and lighting for the ATM. That portion of the Landlord Work relating to work within the Office Space shall be the "Office Space Work". That portion of the Landlord Work within the Lobby/Branch Space shall be the "Lobby/Branch Space Work".

         16. "Maximum Rate" shall mean twelve percent (12%) per annum.

         17. "Normal Business Hours" for the Building shall mean 8:00 A.M. to 6:00 P.M. Mondays through Fridays, and 8:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

         18. "Property" shall mean the Building and the parcel(s) of land (as described on Exhibit A-4) on which it is located and the Building garage, and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II. Lease Grant/Renewal Option.

Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas.

Provided no Event of Default exists at the time of exercise, Tenant shall have the right and option to extend the Lease Term for two (2) additional periods of five (5) consecutive years each (each an "Option Term"). In order to exercise this option, Tenant must renew this lease for all space comprising the Premises. If Tenant shall elect to exercise such option, Tenant shall so notify Landlord, in writing, at least one (1) year prior to the Termination Date or the expiration of the first Option Term, as the case may be. Upon the delivery of said notice, the Lease Term shall be extended upon the same terms, covenants and conditions as provided in this Lease, except that the Base Rental shall adjust each year (commencing with the initial year of the option term) to an amount equal to the lesser of (a) 103% of the Base Rental in effect immediately prior to commencement of the applicable Option Term or (b) the then Fair Market Base Rental for the Premises determined in accordance with the following paragraphs of this Article II (the "Option Base Rental"). The term "Fair Market Base Rental" shall mean the then prevailing market rental rates (including market escalations) for office space in comparable buildings in downtown Saint Petersburg, for tenants seeking to lease approximately the same amount of rentable area as that of the Premises. The Fair Market Base Rental shall be the base rental only and shall not include any other concessions. In the event the Option Base Rental is determined in accordance with (a) above (i.e. 103%), the Base Rental shall continue to adjust each year by an amount equal to 103% of the previous year's Base Rental. At the commencement of each Option Term, Landlord shall provide Tenant with a refurbishment allowance equal to $5.00 per square foot of the Rentable Area of the Premises including any additional space then rented.

The Option Base Rental for an Option Term shall be based upon and shall be determined as of a date six (6) months prior to the commencement of the applicable Option Term. Within ten (10) business days after Tenant's notice of its election to exercise an Option Term, Landlord shall communicate its determination of Option Base Rental for the applicable Option Term, which determination shall be made in Landlord's reasonable discretion and pursuant to the criteria set forth below in this Article II. Landlord and Tenant shall then endeavor in good faith to agree upon the Option Base Rental, and any agreement reached by the parties hereto with respect to such Option Base Rental shall be expressed in an amendment to this Lease and shall be executed by the parties hereto and a copy thereof delivered to each of the parties. Should Landlord and Tenant fail to agree on the Option Base Rental at least six (6) months prior to the commencement of the Option Term, then such Option Base Rental shall be determined by arbitration in accordance with the provisions of the immediately following paragraph.

Any disagreement, dispute or determination required by or arising under the preceding paragraphs relating to the determination of Option Base Rental requiring arbitration shall be carried on and concluded in accordance with the following provisions:

         (a) In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine Fair Market Base Rental, all arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers of improved commercial real estate in the St. Petersburg/Tampa, Florida metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested and having at least ten (10) years experience in determining fair market rental rates for commercial buildings.

     (b) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within fifteen (15) days thereafter, select a third arbitrator. The three (3) arbitrators so selected (collectively, the "Arbitrators") shall use best efforts to unanimously agree upon the Fair Market Base Rental, utilizing the criteria set forth in this Article II, and the decision of the Arbitrators shall be given within a period of fifteen (15) days after the appointment of such third arbitrator. In the event the Arbitrators cannot unanimously agree upon the Fair Market Base Rental, then Landlord and Tenant agree that the Fair Market Base Rental shall be the average of the Arbitrators' written valuations. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third Arbitrator, as the case may be, by application to any Judge of the Circuit Court of the County of Pinellas, State of Florida, upon ten (10) days prior written notice to the other party of such intent. The Arbitrators so selected shall have all rights and powers conferred on them by the Florida Arbitration Code and, except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Code.

III. Substantial Completion; Delivery.

A. Landlord will achieve Substantial Completion of the Lobby/Branch Space Work and Office Space Work and tender possession of the Lobby/Branch Space and Office Space, respectively, on or before the Lobby/Branch Space Target Commencement Date and Office Space Target Commencement Date, respectively, subject to extension for Force Majeure and Tenant Delays. The Lobby/Branch Space Target Commencement Date and the Office Space Target Commencement Date shall be extended due to Force Majeure and Tenant Delays. If Landlord is unable to tender possession of the Lobby/Branch Work and Office Space Work to Tenant on or before the Lobby/Branch Space Target Commencement Date and Office Space Target Commencement Date, respectively, subject to Force Majeure, this Lease remains in full force and effect, and Landlord is not liable to Tenant for any resulting loss or damage, except as provided below in this Article III.

To the extent the date of Substantial Completion of the Lobby/Branch Space Work and delivery of the Lobby/Branch Space to Tenant (the "Lobby/Branch Space Substantial Completion Date") or the date of Substantial Completion of the Office Space Work and delivery of the Office Space to Tenant (the "Office Space Substantial Completion Date") does not occur on or before the Lobby/Branch Space Target Commencement Date and Office Space Target Commencement Date, respectively, for reasons other than delays caused by Force Majeure or Tenant Delays, then Tenant shall receive a credit against the first accruing payments of Base Rental due hereunder as it relates to that particular space in an amount equal to two (2) days of per diem Base Rental for each one (1) day after the applicable Target Commencement Date until the applicable Substantial Completion Date actually occurs. If the delay in Substantial Completion of the applicable work is caused by Force Majeure or Tenant Delays, the applicable Target Commencement Date shall be adjusted day-for-day for the period of existence of the Force Majeure or Tenant Delays, but Tenant shall receive no credit against Base Rental. Notwithstanding anything contained herein to the contrary, Tenant shall not receive an abatement of rent for those days that the space is Substantially Complete but Tenant has elected to not accept possession as provided in Article I(4)(e) above.

In the event that a Substantial Completion Date has not occurred by the date that is sixty (60) days after the applicable Target Commencement Date (an "Outside Delivery Date"), then Tenant may thereafter, but prior to Substantial Completion of the applicable work, give notice within ten (10) days after the applicable Outside Delivery Date, to Landlord of Tenant's desire to terminate this Lease with respect to either the space that has not been substantially completed or the entire Premises (the "Tenant's Termination Notice"). If the applicable Substantial Completion Date has not occurred within thirty (30) days after Landlord's receipt of Tenant's Termination Notice, this Lease will terminate automatically with no further action necessary by either party. In the event the Tenant fails to provide the Tenant's Termination Notice within the time provided herein, then and in that event, no further abatement of rent shall be due to the Tenant other than the abatement attributable to the 60 days referenced herein.

B. The term "Substantial Completion" shall mean the delivery of the applicable Landlord Work to Tenant and the satisfaction of all of the following conditions:

    1. The completion by Landlord of all proposed means of access, ingress, egress, and the building systems and components including, without limitation, all mechanical, electrical, elevator and HVAC systems, so that the same shall be fully operational in the Building and the Premises, so as to allow Tenant to fully and completely occupy the space in question for its intended use, including parking, in Tenant's reasonable discretion; and

    2. A certificate of occupancy, if such is to be issued, and a signed certification from Landlord's Architect that the Landlord Work in question has been substantially completed in accordance with the Construction Drawings (as defined in Exhibit D). A certificate of occupancy shall not be required for purposes of determining the Substantial Completion if it is delayed due to work performed or to be performed by Tenant.

In the event of any Tenant Delay, "Substantial Completion" shall be deemed to have occurred on the date that Substantial Completion would have occurred but for the Tenant Delay. Notwithstanding anything herein to the contrary, Substantial Completion shall not be deemed to have been achieved unless the Punch List (as defined in Exhibit D) shall reflect that less than five percent (5%), in terms of cost, of the Landlord Work for the particular space in question remains uncompleted and such items do not affect the functionality of the building or Tenant's ability to occupy the Premises.

C. "Tenant Delay" shall mean any actual delay to the extent caused by any of the following:

         1. Tenant's failure to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within five Business Days of such request; or

         2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay, other than any such items of which Landlord was aware prior to its execution of this Lease and Tenant has been given sufficient time to select reasonably alternatives in accordance with the Work Letter; or

         3. Changes in any plans and specifications requested by Tenant in accordance with a Change Order as defined in the Work Letter; or

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

          4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to the prior written approval of Landlord); or

          5. Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

          6. Any Event of Default; or

          7. Any delay resulting from Tenant having taken possession of the Premises for any reason prior to Substantial Completion of the Landlord Work except as provided herein; or

          8. Any other delay caused by Tenant, its agents, employees or independent contractors;

D. Promptly after the determination of the Lobby/Branch Space Commencement Date and Office Space Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "Commencement Letter") on the form attached hereto as Exhibit C setting forth such dates and the Termination Date and any other dates that are affected by the timing of Substantial Completion. Tenant, within five
(5) days after receipt of an acceptable Commencement Letter from Landlord, shall execute the Commencement Letter and return the same to Landlord.

E. Early Access - Notwithstanding the foregoing, if Tenant, with Landlord's prior written approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rental or Additional Base Rental with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Nothing herein shall be construed as granting Tenant the right to take occupancy of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior written consent of Landlord. The Landlord shall deliver the Lobby/Branch Space or the Office Space, as the case may be, to Tenant at least 10 days prior to the Target Commencement Date, in a condition suitable for the installation of Tenant's fixtures, equipment and other related materials. The Tenant, at its expense, along with Tenant's contractors or agents shall be permitted to enter the space during said period with no obligation to pay rent and without interference by Landlord or Landlord's contractor. Prior to Tenant taking possession, Landlord and Tenant shall inspect the Premises in order to confirm the status of the Landlord Work.

IV. Additional Base Rental.

Commencing in the calendar year 2006, and thereafter for each subsequent calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental, separately for each of the Lobby/Branch Space and Office Space, the sum of: (1) Tenant's Pro Rata Share of the amount, if any, by which Taxes (hereinafter defined) for the applicable calendar year exceed Taxes for the Base Year plus (2) Tenant's Pro Rata Share of the amount, if any, by which Expenses (hereinafter defined) for the applicable calendar year exceed Expenses for the Base Year. For purposes hereof, "Expenses" shall mean all Basic Costs with the exception of Taxes. Tenant's Pro Rata Share of increases in Taxes and Tenant's Pro Rata Share of increases in Expenses shall be computed separate and independent of each other prior to being added together to determine the "Excess". In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of Taxes or Expenses for the Base Year, Tenant's Pro Rata Share of Taxes and/or Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes and/or Expenses decrease below the corresponding amount for the Base Year. Prior to the Commencement Date and prior to January 1 of each calendar year during the

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

Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth (1/12) of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right, no more than one (1) time during any calendar year, to revise the estimate of Basic Costs and the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

Within 90 days after the end of each calendar year or as soon as is reasonably possible thereafter during the Lease Term, however, in no event at any time greater than one year after the end of such calendar year, Landlord shall furnish to Tenant separate line-itemized written statements of Landlord's actual Basic Costs, actual Excess, and Tenant's Pro Rata Share thereof, for the previous calendar year for the Lobby/Branch Space and Office Space (the "Reconciliation Statement"). If the estimated Tenant's Pro Rata Share of the Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall apply such overpayment against Additional Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant. Likewise, Tenant shall pay to Landlord, within ten (10) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease. Landlord's failure to submit any such costs, except for retroactive tax statements, within one year from the end of the calendar year shall constitute a waiver of that cost.

Subject to the limitations contained elsewhere in this Lease, the term "Basic Costs" shall mean all actual and reasonable costs and expenses paid or incurred by Landlord in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property including, but not limited to, the following:

          1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, and group insurance.

          2. All management fees, the cost (not including any rental costs for the space) of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties. For purposes of

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

          determining Basic Costs, management fees, for each calendar year in question, shall not exceed six percent (6%) of Base Rentals for the Building.

          3. All rental and/or purchase costs of materials and supplies, tools and equipment used in the operation, repair, non-capital replacement and maintenance and the control of access to the Building and the Property.

          4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, non-capital replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years.

          5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's Mortgagee.

          6. Charges for water, gas, steam and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants, and charges for Electrical Costs. For purposes hereof, the term "Electrical Costs" shall mean: (i) all charges paid by Landlord for electricity supplied to the Building, Property and Premises, regardless of whether such charges are characterized as distribution charges, transmission charges, generation charges, public good charges, disconnection charges, competitive transaction charges, stranded cost recoveries or otherwise; and (ii) except to the extent otherwise included in Basic Costs, any costs incurred in connection with the energy management program for the Building, Property and Premises, including any costs incurred for the replacement of lights and ballasts and the purchase and installation of sensors and other energy saving equipment. Notwithstanding the foregoing, Electrical Costs shall be adjusted as follows: (a) any amounts received by Landlord as reimbursement for the above standard building electrical consumption shall be deducted from Electrical Costs, (b) the cost of electricity incurred in providing overtime HVAC to specific tenants shall be deducted from Electrical Costs, it being agreed that the electrical component of overtime HVAC costs shall be calculated as a reasonable percentage of the total HVAC costs charged to such tenants, and (c) if Tenant is billed directly for the cost of electricity to the Premises as a separate charge in addition to Base Rental and Basic Costs, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

          7. The term "Taxes", which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof except as relate to specific tenants, and (d) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building . The term "Taxes" does not include Landlord's state or federal income, franchise, gift, transfer, profit, capital levies, estate or inheritance taxes, late payment charges, penalties, fees, or interest paid with respect to Taxes, or special assessments not levied against the Property. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include only the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in or refund of Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment. Likewise if a reduction is subsequently obtained for Taxes for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay to Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

          8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property serving the Building, if any.

          9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or Venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

          10. Cost of all other repairs, non-capital replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

          11. The amortized cost of capital improvements made to the Building or the Property which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building. The cost of such capital improvements shall be amortized over a period of five (5) years or such improvement's useful life and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

          12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice for comparable buildings in downtown Saint Petersburg, Florida and GAAP, would be construed as an operating expense.

In addition if Landlord incurs any costs and expenses in connection with the operation, maintenance, repair, and management of the Building and one or more other buildings, such costs and expenses shall be equitably prorated between the Building and such other buildings and the Building's equitable share thereof shall be included in Basic Costs, subject to the limitations contained elsewhere in this Lease.

Notwithstanding anything contained in this Lease to the contrary, the amount of Controllable Basic Costs (as hereinafter defined) included within the calculation of Basic Costs for the purpose of calculating Tenant's Pro Rata Share of Basic Costs for any given calendar year shall not exceed one hundred five percent (105%) of the Controllable Basic Costs Cap for the immediately preceding calendar year. As used herein, the term "Controllable Basic Costs Cap" shall mean, for the calendar year 2005, the actual Controllable Basic Costs for such calendar year, and for each subsequent calendar year, the lesser of (i) the actual Controllable Basic Costs for such calendar year or (ii) one hundred five percent (105%) of the Controllable Basic Costs Cap for the preceding calendar year. As used herein, the term "Controllable Basic Costs " shall mean, all Basic Costs other than costs and expenses for Taxes, utilities (including, but not limited to electricity, fuel, water and sewer), refuse and/or trash removal (to the extent such removal service is limited to a mandated or required municipal service provider), and insurance. Notwithstanding anything in this Article IV to the contrary, Basic Costs shall not include (and Tenant shall have no obligation to pay any amounts, as a Basic Cost or otherwise, for) any of the items listed on the attached Exhibit H.

If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a Base Year and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had ninety-five percent (95%) been occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building.

If Tenant desires to audit Landlord's determination of the actual amount of Basic Costs or Tenant's Pro Rata Share of Basic Costs for any calendar year and Tenant delivers to Landlord written notice of Tenant's decision to audit (the "Audit Notice") within 90 days after Landlord's delivery of the Reconciliation Statement (or at any time if Landlord has not delivered a Reconciliation Statement), then Tenant, at its sole cost and expense, upon prior written notice and during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or its property manager maintains copies of the applicable records, provided that such location is in Pinellas County, Florida), may cause a certified public accountant to audit Landlord's records relating to Operating Expenses. The audit shall take place within thirty (30) days of the Audit Notice and may only occur once each calendar year. If the audit shows that the amount Landlord charged Tenant for Tenant's Pro Rata Share of Basic Costs was greater than the amount Tenant was obligated to pay pursuant to this Lease, then, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Maximum Rate of Interest (computed from the date Tenant paid such excess amounts) within 10 days after Landlord receives a copy of the audit report. If the audit shows that the amount Landlord charged Tenant for Tenant's Pro Rata Share of Basic Costs was less than the amount Tenant was obligated to pay pursuant to this Lease, Tenant will pay the Landlord, as Additional Base Rental, the difference between the amount Tenant paid and the amount determined in the audit within ten
(10) days after Tenant receives a copy of the audit report. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Pro Rata Share of Basic Costs in accordance with this Article IV. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account.

If any Tenant audit of Basic Costs reveals that Landlord charged Tenant for greater than 107% of the actual amount of Tenant's Pro Rata Share of Basic Costs, Landlord shall pay the reasonable costs of Tenant's audit.

Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

Tenant covenants and agrees to pay to Landlord during the Rental Terms, without any setoff or deduction whatsoever except as set forth herein, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Landlord shall take all reasonable administrative measures (including itemization of any component of Basic Costs that may be exempt) under applicable Laws that may be required to be observed or performed in order to avoid incurring sales or other tax on any component of Basic Costs. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand. Except as otherwise provided in this Lease, all other items of Rent shall be due and payable by Tenant on or before ten (10) business days after billing by Landlord. If the Lease Term terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Lease Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

All Rent not paid within five (5) days after the date due shall bear interest from the date due until paid at the Maximum Rate. In addition, if Tenant fails to pay any installment of Rent when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

V.  Use; Access.

The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose that is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees ("Tenant Responsible Parties") in such a manner as not to materially interfere with, annoy or disturb other tenants, or in any way materially interfere with Landlord in the management and operation of the Building. Subject to Landlord's obligations under this Lease (including, without limitation, obligations relating to maintenance and compliance with laws), Tenant will maintain the Premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its Tenant Responsible Parties to do so (the "Rules and Regulations"). Notwithstanding anything in this Lease (including Exhibit B) to the contrary, the Rules and Regulations shall be subject to the express terms and conditions of this Lease (including, without limitation,

Tenant's rights hereunder), and in the event of any conflict between any Rule and Regulation and any express term or condition of this Lease, the Lease shall control. Landlord shall enforce the Rules and Regulations equitably and uniformly. Landlord may amend the Rules and Regulations from time to time in Landlord's reasonable discretion provided that any such amendment will (i) be reasonable and consistent with rules and regulations imposed in Comparable Buildings, (ii) not materially be more burdensome than the initial Rules and Regulations, and (iii) be subject to the other terms of this Lease.

Tenant and its employees and invitees shall have full and unimpaired access to the Building and the Premises at all times (including after Normal Business Hours subject to card access security system) on a 24 hour per day, 7 day per week basis, 365 days per year basis, subject to Rules and Regulations as Landlord may prescribe from time to time for security purposes, which shall be uniformly and equitably enforced. If Tenant's access to a public road is via private roads or streets, Tenant shall have the right to use such roads and streets for ingress and egress to the Building and the Premises on a 24 hour per day, 7 day per week basis, 365 days per year basis.

Tenant shall be entitled to install security card system(s) within the Common Areas (including, without limitation, any common stairwells) to limit access to the Premises, as well as within the Premises to limit access to certain portions of the Premises and to limit elevator access to the 16th and 17th floors of the Building. The design and location of the security card system must be approved in writing, in advance, by Landlord prior to installation, which approval shall not be unreasonably withheld. Such security card systems shall be installed and maintained at Tenant's expense, and shall be deemed "Tenant's Property" for purposes of this Lease.

VI.  Intentionally Deleted.

VII. Services to be Furnished by Landlord.

As part of Basic Costs (except as otherwise provided), Landlord shall, at all times during the Lease Term, furnish to Tenant and the Premises the following services (the "Building Services"):

          1. Hot and cold water to the Premises for lavatory, break room, drinking, and cleaning purposes to the existing plumbing systems and those reflected and detailed as Landlord Work.

          2. Central air conditioning and heating during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class and size in downtown Saint Petersburg, Florida, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning at hours other than Normal Business Hours, such central heat, ventilation or air conditioning shall be furnished only upon the written request of Tenant delivered to Landlord at the office of the Building prior to 4:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall pay Landlord, as Additional Base Rental, the entire cost of additional service as such costs are determined by Landlord from time to time, which determination shall be based upon the actual cost of the services so provided.

          3. Maintenance and repair of all Common Areas.

          4. Janitorial service on Business Days in accordance with the janitorial specifications attached as Exhibit G; provided, however, if Tenant's use, floor covering or other improvements, require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental.

          5. Passenger elevator service in common with other tenants of the Building.

          6. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth in Article XI of this Lease.

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

          7. Emergency lighting system throughout the building to the extent required by applicable code.

          8. Customary and reasonable pest control. Tenant shall comply with reasonable preventative pest control measures promulgated by Landlord.

The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control or apprehend anyone suspected of personal injury property damage or any criminal conduct in, on or around the Property.

VIII. Leasehold Improvements.

Any trade fixtures, unattached and movable equipment or furniture, or other personal property brought into the Premises by Tenant including the bank trade fixtures described on Exhibit E ("Tenant's Property") shall be owned and insured by Tenant. Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article XXXVII hereof. Any and all other alterations, additions and improvements to the Premises, including any built-in furniture (collectively "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless paid for by Tenant. Landlord may, nonetheless, at any time prior to, or within thirty (30) days after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any or all (as designated by Landlord) Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to the condition existing prior to the installation of the Required Removables. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within five (5) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables. In no event, shall Tenant be required to remove any of the Landlord Work.

IX.   Signage; Naming Rights.

     A. Exterior Building Signage. Subject only to code limitations, any other Laws and the Landlord's prior written approval of the design (which approval shall not be unreasonably, withheld, delayed or denied), Tenant shall have the right to place exterior signage on all four sides of the Building on the roof parapet wall at the top of the Building and, on the exterior of the Lobby/Branch Space on the stucco panels immediately above that portion of the Lobby/Branch Space located within the Building. Tenant, at Tenant's sole cost and expense, shall pay for all costs incurred in the design and fabrication, installation, permitting (including any special exceptions or variances), maintenance, and removal of such exterior Building signage. The Tenant shall have, during the Term of this lease, the exclusive right to exterior signage on that portion of the Building which is higher than 25 feet above the centerline of Central Avenue. Landlord shall reasonably cooperate, at no expense to Landlord, with the permitting of any such signage.

      B. Monument Sign. As part of the Landlord Work, Landlord shall install a new monument sign outside the front entrance of the Building (the "Building Monument Sign"), and Tenant shall be entitled to signage on the Building Monument Sign. The Tenant's signage on the Building Monument Sign shall be the third panel from the top. At such times as the leases expire (and assuming that they are not renewed or otherwise extended) for those other tenants with panels on the monument sign above the Tenant's panel, the Tenant will be allowed to relocate its panel to the next highest position. Tenant shall design its signage on the Building Monument Sign to be consistent with Landlord's reasonable requirements and specifications. Landlord shall fabricate and install Tenant's signage on the Building Monument Sign, at Tenant's expense. Landlord shall maintain the Building Monument Sign the cost of which shall be a Basic Cost. Tenant shall be provided one space for a panel on each side of the Building Monument Sign in a location determined by Landlord. The top three panels shall be of uniform size. No other sign shall be greater in size than that of Tenant.

      C. Building Directory Signage. Landlord shall provide Tenant with standard signage on the Building directory, which signage shall include the name of Tenant and its departments and affiliates located within the Premises, at no charge to Tenant.

      D. Premises Signage. Tenant shall be entitled to install and maintain, at its expense, any signage within the Premises the Tenant deems necessary or desirable provided said signage is not visible from outside the Premises. Notwithstanding the foregoing, Tenant shall be entitled to signage on the doors opening into the Building lobby on the first floor for purposes of identification and posting hours of operation. Tenant shall also install directional signage for its drive-through facilities which shall be of a style consistent with that of the building's other signage.

      E.  General Signage Provisions.

          1. Landlord shall not take any measures which may materially and adversely affect the visibility or prominence of any of Tenant's exterior signage on the Building or on the Building Monument Sign, or any of Tenant's directional or lobby signage.

          2. Except as provided in this Article, Tenant shall not be permitted to install any signs or other identification that is visible from outside the Premises without Landlord's prior written consent of the size, design and specifications. At the expiration or earlier termination of this Lease, at Landlord's option, Tenant shall remove, at its sole cost and expense, any signage and shall repair and restore the area to the same condition existing immediately prior to the installation of the signage. Except for the monument sign, Tenant shall be responsible for the electricity and maintenance of any such signage.

          3. Subject to other provisions in this Article IX, Tenant agrees that the Landlord shall retain the right to provide and install "retail" building signage for the suites located to the east of the main entrance on Central Avenue and on the monument sign at the main entrance, without obtaining the Tenant's approval.

          4.  All of Tenant's signage shall comply with all applicable Laws.

        5. The rights of Tenant under this Article IX shall inure to the benefit of any permitted subtenant or assignee of Tenant.

     F. The Building shall be known as First Central Tower and shall not be named or renamed after any tenant in the Building or business that is in competition with Tenant.

X.   Repairs and Alterations.

Subject to Landlord's warranty obligations described in Exhibit D and except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the interior portions of the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear and casualty damage (only to the extent of the insurance proceeds received by Landlord relating to such casualty) excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior sides of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with the terms of this Lease and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to make any necessary repairs to the Premises within 30 days after receipt of written notice from Landlord, Landlord may, at its option, make such repairs, and Tenant shall pay the actual, reasonable cost thereof to the Landlord on demand. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas.

Except as otherwise expressly provided in this Lease or unless installed by Tenant (the cost of which shall be considered a Basic Cost except as otherwise provided herein), Landlord will repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building; (b) the fire/life safety, electrical, mechanical, plumbing, heating and air conditioning, facilities and components located in the Building and the Common Areas and used in common by all tenants of the Building, (c) the Common Area and the Common Area furniture, fixtures and equipment together with the windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Areas, (d) exterior surfaces and the interior surfaces of all glass, to include exterior window walls and interior glass (such maintenance to include professional squeegee cleaning at least two (2) times for the exterior, and one
(1) time for the interior, per year), (e) water and sewer facilities, electrical conduit and other utility facilities to their point of connection within the Premises, and (f) Building Standard light bulbs and ballasts in the Common Areas and the Premises. Landlord shall landscape and maintain the landscaping on the Property. Furthermore, Landlord will diligently pursue completion of any work required or allowed pursuant to this paragraph, as soon as possible following the commencement thereof. Landlord covenants that it will materially comply with all Laws, and shall be responsible for all costs and expenses required to comply with any Laws, as such Laws currently exist or shall exist in the future, except to the extent any non-compliance is solely caused by or attributable to Tenant's or a Tenant Responsible Party's particular use of the Premises or the Common Area.

Tenant shall have the right, without Landlord's prior consent, to make any alterations or improvements, other than the addition or removal of walls and other than those that affect the Building structure, the Building's HVAC, plumbing, mechanical or other systems or the Common Areas, provided that the cost of any such alterations do not exceed $25,000.00 in any calendar year and further provided such alterations comply with all Laws. Except as provided in the preceding sentence, Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the prior written consent of Landlord in each such instance, which approval may not be unreasonably withheld, conditioned, or delayed. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; and evidence of contractor's and subcontractor's insurance in accordance with the second full paragraph of Article XVI hereof. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests and at its own expense, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable Laws or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

X. Use of Electrical Services by Tenant.

All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rental and Basic Costs (except as provided in this Article below with respect to excess usage); or (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Base Rental within ten (10) days after billing; or (3) by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utility company(ies). It is understood that electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and/or distribution services and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges or other similar categories. Landlord shall have the exclusive right to select the company(ies) providing electrical service to the Building, Premises and Property to aggregate the electrical service for the Building, Premises and Property with other buildings, to purchase electricity for the Building, Premises and Property through a broker and/or buyers group and to change the providers and/or manner of purchasing electricity from time to time. In addition, if Landlord bills Tenant directly for the cost of electricity as Additional Base Rental, the cost of electricity may include (if permitted by law) a reasonable, market standard administrative fee to reimburse Landlord for the cost of reading meters, preparing invoices and related costs.

Tenant's use of electrical service in the Premises shall not exceed either in voltage, rated capacity, use beyond Normal Business Hours or overall load of 300 amps for floors 2 through 17 and 125 amps for the Lobby/Branch Space. In the event Tenant shall consume (or request that it be allowed to consume) electrical service in excess of the load referenced herein, Landlord may refuse to consent to such excess usage or may condition its consent to such excess usage upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and the actual cost of all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional
Base Rental. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems to be appropriate.

Notwithstanding anything in this Article to the contrary, if Landlord permits Tenant to purchase electrical power for the Premises from a provider other than Landlord's designated company(ies), such provider shall be considered to be a contractor of Tenant and Tenant shall indemnify and hold Landlord harmless from such provider's acts and omissions while in, or in connection with their services to, the Building or Premises in accordance with the terms and conditions of Article XV. In addition, at the request of Landlord, Tenant shall allow Landlord to purchase electricity from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's and Tenant's requirements for electricity power.

XI.  Entry by Landlord.

Landlord and its agents or representatives shall have the right to enter the Premises, except for secure areas or areas containing confidential information unless accompanied by a representative of the Tenant, to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice (not less than 24 hours) of any entry into the Premises, which notice may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises if done in accordance with all federal and state banking laws. Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof so long as the all the Premises is usable during such time. Notwithstanding the foregoing, except in the case of an emergency that threatens substantial damage to the Building or personal injury, Landlord shall have no right to enter (and Tenant may prohibit access to) the vault or safe deposit box areas of the Lobby/Branch Space, as such areas may be designated by Tenant, in its reasonable discretion, from time to time. In exercising its right of entry pursuant to this Lease, Landlord shall use commercially diligent efforts: (i) to minimize any interference with the conduct of Tenant's business, (ii) to prevent breaches of security, and (iii) to avoid damage to the Premises or the equipment, fixtures or personal property of Tenant.

XII. Assignment and Subletting.

Tenant shall not assign, sublease, transfer or encumber, in whole or in part (a "Transfer") this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use: (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant is in default; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's sole and absolute option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition Tenant shall not, without Landlord's prior written consent, publicly advertise the proposed rental rate for any Transfer.

If Tenant requests Landlord's consent to a Transfer (if such consent is required), Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Landlord shall, within fifteen (15) business days after its receipt of all information and documentation required herein, notify Tenant of its decision to either consent to or reasonably refuse to consent to such Transfer in writing, subject to the provisions of this Article. Landlord's failure to so notify Tenant within such fifteen (15) business day period shall constitute Landlord's consent to the proposed Transfer. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord in its reasonable discretion, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be not greater than Seven Hundred Fifty Dollars ($750.00) for the initial five years of the Lease Term and One Thousand Dollars ($1,000.00) thereafter.

Fifty percent (50%) of all cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such Transfer Consideration to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord all Transfer Consideration which it receives within ten (10) days following receipt thereof by Tenant.

If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation the voting stock of which is so listed.

EVENTS NOT REQUIRING LANDLORD'S PRIOR CONSENT - Notwithstanding the foregoing, and provided Tenant remains primarily liable hereunder, Tenant shall have the right without the prior written consent of the Landlord, to assign this Lease or to sublet all or a portion of the Premises to (a) any entity that controls, is controlled by or is under common control with, Tenant, or (b) any entity into which or with which Tenant merges or consolidates (provided that in any of the foregoing events, such assignee shall expressly agree in writing for the benefit of the Landlord to assume all of Tenant's obligations hereunder accruing after the effective date of assignment). In addition, Tenant shall have the right to allow any of the entities described in the proceeding sentence to occupy portions of the Premises in accordance with the provisions of this Lease provided it maintains the Permitted Use of the Premises.

Any Transfer consented to by Landlord in accordance with this Article XIII shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant from any obligations under this Lease.

XIII.  Liens.

The interest of Landlord in the Premises shall not be subject in any way to any liens including construction liens, for improvements to or other work performed with respect to the Premises by or on behalf of Tenant. The Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Property and all mechanics, materialmen, contractors, artisans, and other parties contracting with Tenant or its representatives or privies with respect to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the term of this Lease. Without limiting the generality of the foregoing, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of construction liens upon the Premises and the Property, for all work or materials to be furnished to the Premises at the request or direction of Tenant signed by all architects, engineers, designers, contractors, subcontractors, materialmen, and laborers who become involved in such work. Notwithstanding the foregoing, Tenant, at its expense, shall cause any lien filed against the Premises or the Property, for work or materials claimed to have been furnished to Tenant, to be discharged of record or properly transferred to a bond pursuant to Section 713.24, Florida Statutes (1991), within ten (10) days after notice thereof to Tenant. If Tenant shall fail to so discharge such lien or transfer it to a bond as required above, then, in addition to any other right or remedy of Landlord, Landlord may but shall not be obligated to discharge or transfer the same to a bond. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorney's fees (and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Base Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens for improvements to the Premises or for other work performed with respect to the Premises by or on behalf of Tenant. Upon request from Landlord, Tenant shall execute, acknowledge and deliver without charge a memorandum of lease or notice in recordable form containing a confirmation that the interest of the Landlord in the Premises and Property shall not be subject to liens for improvements to the Premises or for other work performed with respect to the Premises by or on behalf of Tenant.

XIV.   Indemnity and Waiver of Claims.

A. Tenant shall indemnify, defend and hold harmless Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation, any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees (collectively, the "Tenant Responsible Parties"); (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof by the Tenant Responsible Parties; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors or employees on the Property, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof to the extent caused by any Tenant Responsible Party; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease that Tenant must comply or perform beyond any applicable notice and cure periods. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

     Landlord shall indemnify, defend and hold harmless Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, lender(s) and agents, and the respective principals and members of any such agents (collectively the "Tenant Related Parties") against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Tenant or any of the Tenant Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Property (or any portion thereof) by, Landlord including, without limitation, any of the following: (1) any work or thing done in, on or about the Property or any part thereof by Landlord or any of its transferees, agents, servants, contractors, or employees (collectively, the "Landlord Responsible Parties"); (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Property or any part thereof by the Landlord Responsible Parties; (3) any act or omission of Landlord or any Landlord Responsible Party on the Property (or any portion thereof); (4) any injury or damage to any person or property occurring in, on or about the Property or any part thereof to the extent caused by any Landlord Responsible Party; or (5) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease that Landlord must comply or perform beyond any applicable notice and cure periods. In case any action or proceeding is brought against Tenant or any of the Tenant Related Parties by reason of any of the foregoing, Landlord shall, at Landlord's sole cost and expense, resist and defend such action or proceeding with counsel approved by Tenant or, at Tenant's option, reimburse Tenant for the cost of any counsel retained directly by Tenant to defend and resist such action or proceeding. Landlord Responsible Parties shall not include other tenants within the Building or their employees, licensees or invitees.

B. Except as provided above, Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant Related Parties resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items 1-9, where such loss or damage is due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk. This waiver shall not apply to any of the foregoing that is caused by the intentional or negligent acts or omissions of Landlord or a Landlord Related Party.

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

XV.  Tenant's Insurance.

At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

              1. Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease.

              2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

              3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence.

Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to Workers' Compensation Insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding "the named Landlord hereunder (or any successor thereto), Osprey S.A. Ltd., a Florida limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)", and other designees of Landlord as the interest of such designees shall appear, as additional insureds (collectively referred to as the "Additional Insureds").

Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have a Best rating of "A-" or better and shall be licensed or qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation Insurance) shall specify Tenant as named insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to

Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this paragraph, Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the insurance coverage required by this Lease within two (2) Business Days after written notice from Landlord, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the reasonable cost of all premiums thereon.

 XVI.  Subrogation.

Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements, or any other cause, regardless of cause or origin, including the fault or negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that either party is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by such party pursuant to Article XVI or XVIII of the Lease, or if such party fails to carry any insurance required to be carried by such party pursuant to Article XVI or XVIII of this Lease, then all loss or damage to such party, its leasehold or ownership interest, its business, its property, the Premises, the Property, or the Building, or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by such party under valid and collectible policies of insurance.

XVII.  Landlord's Insurance.

Throughout the Term, Landlord shall maintain property insurance on the Building (including, without limitation, the Lobby/Branch Space Work and the Office Space
Work) in an amount not less than 80% of the full insurable replacement cost (as determined by Landlord) of the Building insuring against loss or damage by fire and such other risks as are covered by the current ISO Special Form policy.

Throughout the Term, Landlord shall also maintain Commercial General Liability Insurance applicable to the Property (including, without limitation, the Building and the Premises) and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Landlord's indemnity obligations under this Lease.

Landlord may maintain the insurance required in this Article in whole or in part under blanket policies, provided such insurance shall be made specifically applicable to the Building on a "per location" basis. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear. Any company writing any insurance that Landlord is required to maintain or cause to be maintained pursuant to the terms of this Lease shall have a Best Rating of "A-" or better and shall be licensed or approved to do business in the state in which the Premises in located. Landlord shall, within fifteen (15) days after request by Tenant, provide Tenant with evidence of Landlord's insurance in form and substance reasonably acceptable to Tenant. The limits of Landlord's insurance shall in no event limit Landlord's liability under this Lease.

XVIII.  Casualty Damage.

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required which cannot be completed within 180 days (whether or not the Premises has been damaged by such casualty) or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty or in the event the Premises has been materially damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord or Tenant may, at its option, terminate this Lease by notifying the other in writing of such termination within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable. If Landlord or Tenant do not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building which shall be completed within 180 days from the date of destruction, subject to Force Majeure (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

XIX. Intentionally Deleted.

XX.  Condemnation.

If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto the same being hereby expressly waived by Tenant except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

XXI. Events of Default by Tenant.

The following events shall be deemed to be events of default (each an "Event of Default") under this Lease:

a. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease, which failure continues for five (5) Business Days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default"). The Notice hereunder must be delivered to Tenant as described above.

b. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the Rules and Regulations, which failure is not cured within twenty (20) days after delivery to Tenant of written notice of the occurrence of such failure; provided, if Tenant has promptly commenced and diligently pursued remedial action within such 20-day period but has been unable to cure its default prior to the expiration thereof, such 20-day period shall be extended for a period reasonably required for the completion of Tenant's remedial action.

c. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its debts as they become due.

d. Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder, or a petition or answer proposing the adjudication of Tenant or any provision of covenant of this Lease, including, without limitation, Tenant's obligation to pay Rent when due, on three (3) occasions as a debtor, or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

e. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

f. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

g. Tenant shall abandon or vacate any substantial portion of the first floor offices or one floor of either the sixteenth or seventeenth floors of the Premises without the prior written consent of Landlord.

h. Tenant shall fail to take possession of and occupy the Lobby/Branch Space of the Premises within thirty (60) days following the Commencement Date.

i. The liquidation, termination, dissolution, or forfeiture of right to do business of Tenant.

XXII. Remedies.

Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever (except as expressly prescribed in Article XXII above):

          1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and Tenant's obligations shall cease. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may, without prejudice to any other remedy that it may have, enter upon and take possession of the Premises by any lawful means and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, which Landlord may suffer by reason of any failure to surrender the premises in a timely manner.

          2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may relet the Premises or any part thereof for the account of Tenant in the name of Tenant or Landlord or otherwise without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its reasonable discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all past due rents, all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be under any obligation to and shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

          3. Except for property specifically exempted from the Landlord's statutory lien, Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

          4. In addition to any other Remedies provided for in this Lease or under Florida law, accelerate the Rent due under this Lease, in which event, Tenant shall immediately pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of default, and, upon Landlord's determination thereof, (b) all Rent accrued hereunder from the date of default through the date of an award or judgment by any court, (c) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at five percent per annum.

For purposes of this Lease, the term "Costs of Reletting" shall mean all commercially reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the repossession and reletting of the Premises, including without limitation, the cost of cleaning, renovating, and repairing of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant incentives, allowances and inducements.

Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant of its liabilities and obligations hereunder which shall survive such repossession or reentering.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIII. Landlord Default.

Landlord shall be deemed to have committed a "Default" under this Lease in the event Landlord fails to observe, perform, or comply with any of the terms, covenants, agreements, or conditions contained in this Lease, and such failure continues for a period of thirty (30) days (or such shorter period as provided elsewhere in this Lease) after Tenant has given Landlord written notice of such failure, provided, if Landlord has promptly commenced and diligently pursued remedial action within such 30-day period but has been unable to cure its default prior to the expiration thereof, such 30-day period shall be extended for a period reasonably required for the completion of Landlord's remedial action, provided Landlord continues to diligently pursue such remedial action. In the event of a Default by Landlord, Tenant shall have all rights and remedies provided for at law.

No right or remedy herein conferred upon or reserved to Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Tenant at law or in equity. Forbearance by Tenant to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of such default.

XXIV.  Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER

LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES WRITTEN NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

XXV.   Intentionally Deleted.

XXVI.  No Waiver.

Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with a default shall not constitute a waiver of such default, nor shall it constitute an estoppel against such party, but such party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by either party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVII. Event of Bankruptcy.

In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy. reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

"Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

          1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant; and

          2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

"Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 (or successor section) will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then current monthly Base Rental payable hereunder.

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "rent" for the purposes of
Section 502(b) (6) of the Bankruptcy Code (or successor section).

If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenants bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment setting forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e) (2) of the Bankruptcy Code (or their successor sections).

XXVIII. Waiver of Jury Trial.

Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

XXIX.   Intentionally Deleted.

XXX.    Holding Over.

In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its per diem use and occupancy an amount equal to twice the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

XXXI. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage. deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. As a condition to the subordination of this Lease to any future mortgagee, Landlord shall obtain and deliver to Tenant from any future Mortgagee a written subordination and non-disturbance agreement in recordable form substantially in the form of Exhibit I attached hereto (an "SNDA") providing that, so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Lease Term, and Tenant shall not be joined by the holder of any mortgage or deed of trust, at the holder's option, in any action or proceeding to foreclose thereunder. If a current Mortgage exists, Landlord will, within thirty (30) days of the full execution of this lease, deliver to Tenant an executed SNDA from the Mortgagee holding such Mortgage.

XXXII. Each party agrees that it will from time to time upon request by the other party and, within ten (10) Business Days after the date of such request, execute and deliver to the requesting party an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the requesting party is not in default hereunder (or stating the nature of any alleged default), and further stating such other matters as the requesting party shall reasonably require.

XXXIII. Attorneys' Fees and Costs.

If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless party against all loss, liability, and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) incurred by the faultless party in connection with such litigation.

XXXIV.  Notice.

Except as otherwise provided in this Lease, whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Article I.10. of this Lease. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of (a) the third Business Day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the Business Day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXV.   Landlord's Lien.

  Landlord shall be entitled to its statutory and common law lien rights as a Landlord. Notwithstanding the foregoing, the Landlord hereby waives all lien rights as it relates to documents, papers or electronic media that contain confidential financial information, electronic equipment, cash, notes, negotiable instruments, travelers checks, blank check stock, safe deposit boxes, and property of third parties in the possession of Tenant.

XXXVI.  Excepted Rights

This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises (subject to Tenant's signage rights), all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises (to the extent within the walls, below the floors, or above the ceilings) as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Subject to Tenant's rights described in this Lease, Landlord further reserves to itself the right from time to time: (a) to change the Building's name and street address;
(b) to install, fix and maintain signs on the exterior and interior of the Building, subject at all times to Tenant's signage rights under this Lease; (c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, or improvements to the Building, or any part thereof (including the Premises) that Landlord shall reasonably deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law, subject to the restrictions and conditions imposed on Landlord's entry into the Premises as contained in this Lease; (e) to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease, subject to the restrictions and conditions imposed on Landlord's entry into the Premises as contained in this Lease; (f) to retain at all times and to use pass-keys to all locks within and into the Premises, subject to the restrictions and conditions imposed on Landlord's entry into the Premises as contained in this Lease; (g) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises excluding those included in the Landlord Work or as otherwise contemplated in this Lease;
(h) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such reasonable security regulations as Landlord may prescribe from time to time; (i) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets, and public parts of the Building but only to the extent located outside of the Premises; and (j) exclusive rights as described to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with
Article XII hereof, shall have the right to the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof; provided, in exercising its rights as set forth in this Article, Landlord shall use reasonable efforts to not (i) materially deprive Tenant of the use and enjoyment of the Premises or any portion thereof, (ii) materially interfere with Tenant's access to the Building, parking areas, or the Premises, or (iii) materially and adversely affect the flow of traffic within the parking areas.

XXXVII.  Surrender of Premises.

At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property (unless otherwise agreed to by the parties) from the Premises and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and casualty damage (but only to the extent of insurance proceeds received by Landlord relative to such casualty) excepted. If Tenant fails to remove any of Tenant's Property within five (5) days after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property in any lawful manner and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if, after the termination of this lease, Tenant fails to remove any Tenants Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXVIII. Miscellaneous.

Severability/Construction. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

Recording Documents. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located. Venue for any action arising out of this Lease shall be in Pinellas County, Florida.

Force Majeure. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the reasonable control of Landlord, provided Landlord uses all commercially reasonable efforts to avoid and minimize any such delays. Whenever a period of time is herein prescribed for the taking of any action by either party (except for the payment of money), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations, provided such successor assumes, in writing, all of the transferor's duties and obligations, as Landlord, hereunder arising subsequent to the date of assignment.

Brokers. Tenant and Landlord each hereby represent to the other that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord shall pay Broker's commissions and fees pursuant to a separate agreement.

Organizational Form of Tenant. In the event either party is a corporation (including any form of professional association) partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then such party (the "Representing Party") hereby covenants, warrants and represents to the other party: (1) that the individual who executed this Lease is duly authorized to execute or attest and deliver this Lease on behalf of the Representing Party in accordance with the organizational documents of the Representing Party; (2) that this Lease is binding upon the Representing Party;
(3) that the Representing Party is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by the Representing Party will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which the Representing Party is a party or by which the Representing Party may be bound. If the Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

Tenant Financial Statement(s). At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Nothing herein shall apply so long as Tenant's financial information is publicly available.

Time is of Essence. Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

Benefit. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

Expiration of the Lease Term. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Landlord or Tenant from its obligations accruing prior to the expiration of the Lease Term and such obligations shall survive any such expiration or other termination of the Lease Term.

Headings. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

Quiet Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained pursuant to the terms and conditions of this Agreement. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

Lender Approval. Landlord represents and warrants to Tenant that all lenders of Landlord whose approval is necessary for Landlord's execution of this Lease have authorized all terms, covenants, and conditions, of the Lease prior to the date of this Lease.

Radon Gas. Pursuant to Florida Statute 404.056 (subsection 8), Tenant is hereby notified that radon is naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

XXXIX. Entire Agreement.

This Lease, including the following Exhibits which are hereby incorporated into this Lease:

        Exhibit A-1     -    Outline and Location of Lobby/Branch Space
        Exhibit A-2     -    Outline and Location of Office Space on 16/th/ and
                             17/th/ Floors
        Exhibit A-3     -    Outline and Location of Office Space on First Floor
        Exhibit A-4     -    Legal Description of Property
        Exhibit B       -    Building Rules and Regulations
        Exhibit C       -    Commencement Letter
        Exhibit D       -    Work Letter Agreement
        Exhibit E       -    Additional Provisions
        Exhibit F       -    Parking Agreement
        Exhibit G       -    Janitorial Specifications
        Exhibit H       -    Basic Costs Exclusions
        Exhibit I       -    Subordination and Non-Disturbance Agreement

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE EXCEPT AS SET FORTH IN THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

MUST HAVE 2 WITNESS SIGNATURES                    "LANDLORD"

                                        OSPREY S.P. PROPERTIES, L.L.C.
                                        a Florida limited liability company

                                           By:  Lyon Properties Associates, L.L.C., a Michigan
                                                limited liability company, as its Manager

/s/ Michael G. Contrell                         By: /s/ Michael J. Biber
------------------------------------               ----------------------------
Name (print): Michael G. Contrell               Name (print): MICHAEL J. BIBER
              ----------------------            Its: Manager


/s/ Kathleen A. Glass
--------------------------------
Name (print): Kathleen A. Glass
              ------------------
                                                  "TENANT"

                                        REPUBLIC BANK, a commercial bank organized
                                        and existing under the laws of the State of Florida

/s/ Thomas A. Mann II                   By: /s/ Wiliam R. Klich
------------------------------------
Name (print): Thomas A. Mann II         Print Name: William R. Klich
              ----------------------              ---------------------------
                                        As Its: Chairman & CEO
                                               ------------------------------

/s/ Tina Gruber
----------------------------
Name (print): Tina Gruber
              --------------

                                   EXHIBIT A-1
                   OUTLINE AND LOCATION OF LOBBY/BRANCH SPACE

                                     [MAP]

                                   Exhibit A-1

                                   EXHIBIT A-2
          OUTLINE AND LOCATION OF OFFICE SPACE ON 16/TH/ AND 17/TH/ FLOORS

                                     [MAP]

                                   Exhibit A-2

                                   EXHIBIT A-3
               OUTLINE AND LOCATION OF OFFICE SPACE ON FIRST FLOOR

                                      [MAP]

                                  Exhibit A-3

                                   EXHIBIT A-4
                          LEGAL DESCRIPTION OF PROPERTY

Lot 1, Block 1 of REVISED MAP OF ST. PETERSBURG BLOCK 31 PARTIAL REPLAT, according to the map or plat thereof as recorded in Plat Book 85, page 15, Public Records of Pinellas County, Florida. Together with the sub-surface easement within the below described real property being more particularly described as follows:

Commence at the Northwest corner of the REVISED MAP OF ST. PETERSBURG BLOCK 31 PARTIAL REPLAT, according to the map or plat thereof as recorded in Plat Book 85, page 15, Public Records of Pinellas County, Florida said corner also being the intersection of the Southerly right of way line of Central Avenue and the Easterly right of way line of 4/th/ Street; thence South 47.54 feet along said Easterly right of way line of 4/th/ Street South to a Point of Beginning; thence continue South 100.00 feet; thence West 7.00 feet; thence North 100 feet; thence East 7.00 feet to the Point of Beginning. Lying between National Geodetic vertical datum of 1929 elevations of 24.00 feet and 31.00 feet.

                                   Exhibit A-4

                                    EXHIBIT B
                         BUILDING RULES AND REGULATIONS

     The following Rules and Regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto. Notwithstanding anything in the Lease or Exhibit B to the Lease to the contrary, the Rules and Regulations shall be subject to the express terms and conditions of the Lease (including, without limitation, Tenant's rights thereunder), and in the event of any conflict between any Rule and Regulation and any express term or condition of the Lease, the term or condition of the Lease shall control.

          1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

          2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from such misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

          3. Subject to Tenant's signage rights under the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No part of the Building shall be defaced by Tenant.

          4. Subject to Tenant's signage rights under the Lease, Landlord may provide and maintain in the first floor main lobby of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

          5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

          6. All contractors, contractor's representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

          7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by

                                  Exhibit B-1

          Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity Tenant shall be solely liable for any and all damage or loss resulting therefrom.

          8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

          9.  Corridor doors when not in use shall be kept closed.

          10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them;
          (2) solicit business or distribute, or cause to be distributed, in any portion of the Building (other than the Premises) any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that constitute a nuisance.

          11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

          12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all Laws pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith

          13. Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

          14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenant shall have no claim for damages of any nature against Landlord or any of the

                                  Exhibit B-2

          Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

          15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord. taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

          16. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are approved by the Landlord for the sole and exclusive use of Tenant's employees and invitees.

          17. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

          18. Landlord may from time to time adopt appropriate and reasonable systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

          19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

          20. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements (other than the initial Tenant Work) in the Premises only during times agreed to in advance by Landlord and in a manner which will not materially interfere with the rights of other tenants in the Building.

          21. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

          22. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building unless such common area has been declared a designated smoking area by Landlord, or to allow any smoke from the Premises to emanate into the common areas or any other tenant's premises. Landlord shall have the right at any time to designate the Building as a non-smoking building.

                                  Exhibit B-3

          23. Tenant shall observe Landlord's reasonable rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance.

          24. All deliveries to or from the Premises, visits to the Premises by tenant service contractors, vendors and similar activities, shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises, or visits to the Premises by tenant service contractors, vendors and similar activities, outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

          25. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time, subject to the terms and conditions of the Lease relating to Landlord's access to the Premises. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                  Exhibit B-4

                                    EXHIBIT C
                               COMMENCEMENT LETTER

Date  _______________________
Tenant  __________________________________
Address  ___________________________

Re: Commencement Letter with respect to that certain Office Lease Agreement dated _____________, 2003, by and between OSPREY S.P. PROPERTIES, L.L.C., a Florida limited liability company, as Landlord, and REPUBLIC BANK, a commercial bank organized and existing under the laws of the State of Florida as Tenant, relating to premises located on the (a) 1/st/ Floor, and
     (b) 16/th/ and 17/th/ floors of the building located 360 Central Avenue St Petersburg, Florida 33701 and consisting of approximately __________ and __________, respectively, rentable square feet.

Dear _________________,

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Lobby/Branch Space Commencement Date of the Lease is _________________. The Office Space Commencement Date of the Lease is _________________.
The Termination Date of the Lease is  ____________________________.

Please acknowledge your acceptance of possession (subject to the terms and conditions, including any warranty provisions, of the Lease) and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

------------------------------
Property Manager

Agreed and Accepted:
REPUBLIC BANK

By: ______________________           Witness:____________________________
Its: _____________________
Date:_____________________           Witness_____________________________

                                  Exhibit C-1

                                    EXHIBIT D
                              WORK LETTER AGREEMENT

This Exhibit is attached to and made a part of the Lease dated ________ of ________, 2003, by and between OSPREY S.P. PROPERTIES, L.L.C., a Florida limited liability company ("Landlord") and REPUBLIC BANK a(n) _______________ ("Tenant") for space in the Building located at 360 Central Avenue St Petersburg, Florida 33701.

     This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Landlord's sole cost and expense. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

1. The Landlord Work shall be the work detailed and set forth in the plans and specifications referenced in Exhibit D-1 ("Plans") and Exhibit D-2 ("Specifications") attached hereto. Because of the delayed time in the proposed occupancy of the Office Space, Tenant shall be allowed to modify the Plans for the Office Space ("Modified Plans") at any time prior to March 1, 2004 at no charge or cost to Tenant. Prior to commencing construction of the Landlord Work, Landlord shall obtain, from the contractor chosen to complete the Landlord Work, the cost to complete the Landlord Work (inclusive of all permits and costs of construction) as altered by the Modified Plans. In the event that the cost to complete the Landlord Work pursuant to the Modified Plans exceeds the cost of completing the Landlord Work as detailed in the Plans and Specifications referred to in Exhibit D-1 and Exhibit D-2, then and in that event, Tenant shall pay to the Landlord such excess upon demand by Landlord. Any improvements that remain and that are otherwise unchanged by the Plans, shall be cleaned, repaired or refurbished so that such improvements are compatible with and blend aesthetically with the new work completed on the Premises.

2. As a part of the said construction and as more particularly set forth in the Plans, the Landlord shall provide and pay for any allowances specified in the Plans for items to be selected by the Tenant and in the event any such allowance items exceed the amount of the allowances set forth therein, the Tenant shall, upon selection of such items, pay to Landlord any excess and Landlord shall have no responsibility for the excess costs. Landlord shall use its best efforts to complete the Landlord Work detailed in the plans and specifications approved in accordance with the foregoing on or before a date agreed upon in the Plans ("Completion Date"). However, the Landlord shall not be responsible for any delays caused by acts of God, delays occasioned by governmental agencies or matters beyond the Landlord's control. The Landlord's obligations hereunder are subject to and conditioned upon the Landlord's receipt of all governmental approvals and permits deemed necessary by the Landlord in the Landlord's sole discretion. In addition, the Landlord shall not be responsible for delays occasioned by contractors or subcontractors performing work on behalf of the Tenant. Within ten (10) days following the certification by the Landlord's architect, the Landlord's architect and Tenant shall agree to a punchlist of work to be completed by the Landlord. The approval of the punchlist shall not be unreasonably withheld, delayed or denied. Landlord shall complete the punchlist items within thirty (30) days following the issuance of the punchlist. The existence of punchlist items shall not delay the Term Commencement Date unless such items affect the occupancy or functionality of the Premises.

                                  Exhibit D-1

3. Tenant acknowledges that the Landlord Work will be performed by Landlord in the Premises during Normal Business Hours. In the event that any portion of the Landlord Work is performed in the Premises following occupancy by Tenant not during Normal Business Hours, Tenant acknowledges that any costs incurred due to the Landlord Work being performed not during Normal Business Hours shall be included as the cost of the Landlord Work and paid by Tenant to Landlord as provided herein. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as reasonably possible.

4. This Exhibit D shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

5. Landlord shall warrant that the Landlord Work shall be free of all defects; provided, however, that the warranty shall be for a period of one year from the Office Space Commencement Date as it relates to the Office Space and for a period of one year from the Lobby/Branch Space Commencement Date as it relates to the Lobby/Branch Space. Failure to notify Landlord of any such defects within the one year period shall result in a waiver of this warranty as it relates to the space in question.

6. Landlord shall be responsible for obtaining all permits and governmental authorization for the construction of the improvements or remodeling to the Premises.

7. Landlord and Tenant shall establish a timetable and shall consult together and with their architects, engineers, designers or other personnel regarding the Plans and Specifications.

8. Tenant shall be permitted to submit signed proposed change orders in writing to the Landlord. Before commencing any work under such a change order, Landlord shall submit to Tenant the cost of such change order and the change in time of the Target Commencement Date and Tenant shall present a final acceptance of the change order with the cost of such additional work. Tenant shall not be responsible for any work done without a signed change order.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Exhibit as of the day and year first above written.

WITNESS/ATTEST:                     LANDLORD:

                                    OSPREY S.P. PROPERTIES, L.L.C.
                                    a Florida limited liability company

                                      By:  Lyon Properties Associates, L.L.C., a
                                    Michigan limited liability company, as its
                                    Manager

 /s/ Michael G. Cottrell                      By: /s/ Michael J. Biber
----------------------------------            ----------------------------------
Name (print): Michael G. Cottrell             Name (print): MICHAEL J. BIBER
             ---------------------            Its:  Manager


 /s/ Kathleen A. Glass
----------------------------------
Name (print): Kathleen A. Glass
             ---------------------

                                    "TENANT"
                                    REPUBLIC BANK

                                  Exhibit D-2
                                              a(n)______________________________



 /s/ Thomas A. Mann II                        By: /s/ William R. Klich
----------------------------------               -------------------------------
Name (print): Thomas A. Mann II               Name (print): William R. Klich
             ---------------------                         ---------------------
                                              Its: Chairman & CEO
                                                  ------------------------------

 /s/ Tina Gruber
----------------------------------
Name (print): Tina Gruber
             ---------------------

                                  Exhibit D-3

                                 Republic Bank
                           16th Floor Finish Schedule

------------------------------------------------------------------------------------------------------------------------------------
                                                                   NORTH    SOUTH    EAST   WEST
ROOMS #   ROOM NAME                      FLOOR     BASE            WALL     WALL     WALL   WALL   REMARKS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
1600      LOBBY                          CARPET B  4" WOOD BASE    W/C      W/C      W/C    W/C    EXISTING MARBLE WALLS TO REMAIN
------------------------------------------------------------------------------------------------------------------------------------
1601      RECEPTION                      CARPET B  4" WOOD BASE    W/C      W/C      W/C    W/C    EXISTING MARBLE WALLS TO REMAIN
------------------------------------------------------------------------------------------------------------------------------------
1602      H/R INTERVIEW                  CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1603      H/R OFFICE                     CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1604      H OFFICE                       CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1605      H/R OFFICE                     CARPET A  4" VINYL BASE   PT1      PT1      PT2    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1606      H/R OFFICE                     CARPET A  4" VINYL BASE   PT1      PT1      PT2    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1607      H/R OFFICE                     CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1608      H/R OPEN AREA                  CARPET A  4" WOOD BASE    PT1      PT1      PT1    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1609      H/R OFFICE                     CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
  97      FINANCIAL REPORT OFFICE        CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
  97      FINANCIAL REPORT OFFICE        CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1612      ACCT. MGMT. INVEST OPEN AREA   CARPET A  4" WOOD BASE    W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1613      ACCT. MGMT. INVEST OFFICE      CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1614      ACCT. MGMT. INVEST OFFICE      CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1615      ACCTS. PAY'BLE OPEN AREA       CARPET A  4" WOOD BASE    W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1616      ACCTS. PAY'BLE OFFICE          CARPET A  4" VINYL BASE   PT1      PT1      PT1    PT2    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1617      STRATEGIC PLANNING             CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1618      WIRE ROOM                      CARPET A  4" VINYL BASE   PT1      PT1      PT1    PT2    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1619      ACCT. RECONC. OFFICE           CARPET A  4" VINYL BASE   PT1      PT1      PT1    PT2    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1620      ACCT. RECONC. OPEN AREA        CARPET A  4" WOOD BASE    W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1621      PROFIT MEASURE OFFICE          CARPET A  4" VINYL BASE   PT1      PT1      PT2    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1622      CASH MGMT. OFFICE              CARPET A  4" VINYL BASE   PT1      PT1      PT1    PT2    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1623      CASH MGMT. OFFICE              CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1624      CASH MGMT. OPEN AREA           CARPET A  4" WOOD BASE    W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1625      CONFERENCE ROOM                CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1626      CASH MGMT. OFFICE              CARPET A  4" VINYL BASE   PT1      PT1      PT2    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1627      CORP. COMM. LENDING OFFICE     CARPET A  4" VINYL BASE   PT1      PT1      PT2    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1628      CORP. COMM. LEMDING OFFICE     CARPET A  4" VINYL BASE   PT1      PT1      PT1    PT2    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1629      CORP. COMM. LENDING OPEN AREA  CARPET A  4" WOOD BASE    W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1630      OFFICE                         CARPET A  4" VINYL BASE   PT1      PT1      PT2    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1631      COMPLIANCE OFFICE              CARPET A  4" VINYL BASE   PT2      PT1      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1632      COMPLIANCE OFFICE              CARPET A  4" VINYL BASE   PT1      PT2      PT1    PT1    ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
1633      COMPLIANCE OPEN AREA           CARPET A  4" WOOD BASE    W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
1634      MAIL AREA                      CARPET A  4" VINYL BASE   W/C      W/C      W/C    W/C    VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------

                                  Page 1 of 2

                                  Exhibit E-1

                                                                     Exhibit E-2

                                 Republic Bank
                           16th Floor Finish Schedule

-----------------------------------------------------------------------------------------------------------------
1635  COMPLIANCE OFFICE         CARPET A    4" VINYL BASE  PT2  PT1  PT1  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1636  OFFICE                    CARPET A    4" VINYL BASE  PT1  PT2  PT1  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1637  EMPLOYEE LOUNGE           VCT         4" VINYL BASE  W/C  W/C  W/C  W/C  VINYL W/C IN LOUNGE-ALL WALLS
----------------------------------------------------------------------------------------------------------------
1638  LOAN WORKOUT OFFICE       CARPET A    4" VINYL BASE  PT1  PT2  PT1  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1639  LOAN WORKOUT OFFICE       CARPET A    4" VINYL BASE  PT2  PT1  PT1  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1640  MARKETING OPEN AREA       CARPET A    4" WOOD BASE   W/C  W/C  W/C  W/C  VINYL W/C ON ALL CORE AREA WALLS
----------------------------------------------------------------------------------------------------------------
1641  CONFERENCE ROOM           CARPET A    4" VINYL BASE  PT1  PT2  PT1  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1642  MARKETING OFFICE          CARPET A    4" VINYL BASE  PT1  PT2  PT1  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1643  MARKETING OFFICE          CARPET A    4" VINYL BASE  PT1  PT1  PT1  PT2  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1644  MARKETING OFFICE          CARPET A    4" VINYL BASE  PT1  PT1  PT2  PT1  ACCENT PAINT ON ONE WALL
----------------------------------------------------------------------------------------------------------------
1645  MARKETING OPEN AREA       CARPET A    4" WOOD  BASE  W/C  W/C  W/C  W/C  VINYL W/C ON ALL CORE AREA WALLS
-----------------------------------------------------------------------------------------------------------------

      LEGEND:

      CARPET A           16TH FLOOR COMMON AREAS AND OFFICES (TBD)***
      CARPET B           16TH FLOOR LOBBY/17TH FLOOR COMMON AREAS A D OFFICES
                         (TBD)***
      PT1                PAINT SELECTION #1     (TBD)
      PT2                ACCENT PAINT SELECTION (TBD)
      W/C                VINYL WALLCOVERING-UPGRADE (TBD)

      (TBD)              TO BE DETERMINED

***   ALL OPEN AREAS TO HAVE 4" WOOD BASE-STYLE TBD
***   ALL EXISTING MARBLE IN 16/17 ELEVATOR LOBBY AREAS ARE TO REMAIN

      GENERAL FINISH NOTES:

      CARPET COMMON AREAS AND OFFICES-28 OZ. OR HIGHER SOLUTION DYED NYLON COLOR AND PATTERN TO BE TENANT'S OPTION.

***   PAINT              SHERWIN WILLIAMS OR EQUIVALENT
                         COLOR TO BE TENANT'S OPTION

***   CEILING/LIGHTING   HARD CLGS. TO REMAIN. NEW PARABOLIC FIXTURES TO BE
                         INSTALLED TO REPLACE EXISTING AND TO MEET STANDARD
                         COMMERCIAL OFFICE STANDARDS

***   WINDOW TREATMENTS  EXTERIOR WINDOWS BLINDS TO BE REPLACED WITH NEW
                         BUILDING STANDARD MINI BLINDS

***   EXISTING MARBLE    TO REMAIN AND TO BE REFURBISHED

                                  Exhibit E-2

                                  Republic Bank
                               17th Floor Finishes

------------------------------------------------------------------------------------------------------------------------------------
ROOM #  ROOM NAME             FLOOR     BASE          NORTH WALL  SOUTH WALL  EAST WALL  WEST WALL  REMARKS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 1700   LOBBY/STAIR           CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        EXIST. MARBLE TO REMAIN/NEW W/C
------------------------------------------------------------------------------------------------------------------------------------
 1701   RECEPTIONIST          CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        EXIST. MARBLE TO REMAIN/NEW W/C
------------------------------------------------------------------------------------------------------------------------------------
 1702   CONFERENCE ROOM       CARPET B  4" WOOD BASE  EXIST       EXIST       EXIST      EXIST      EXIST. WALLS TO REMAIN GLASS
------------------------------------------------------------------------------------------------------------------------------------
 1703   FILE/COPY ROOM        CARPET B  4" WOOD BASE  PT1         PT1         PT1        PT2        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1704   EXEC. ASSIST.         CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
 1705   CEO                   CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C IN THIS AREA/W/BORDER
                                                                                                      CPT.
------------------------------------------------------------------------------------------------------------------------------------
 1706   CEO/BATH              EX. MAR.  EX. MARBLE    W/C         W/C         W/C        W/C        VINYL W/C IN THIS AREA
------------------------------------------------------------------------------------------------------------------------------------
 1707   EXEC. ASSIST.         CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C ON ALL CORE AREA
                                                                                                      WALLS/W/BORDER CPT.
------------------------------------------------------------------------------------------------------------------------------------
 1708   EXEC. ASSIST.         CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
 1709   OFFICE                CARPET B  4" WOOD BASE  PT1         PT2         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1710   OFFICE                CARPET B  4" WOOD BASE  PT1         PT2         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1711   COO                   CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C IN THIS AREA/W/BORDER
                                                                                                      CPT.
------------------------------------------------------------------------------------------------------------------------------------
        COO/BATH              EX. MAR.  EX. MARBLE    W/C         W/C         W/C        W/C        VINYL W/C IN THIS AREA
------------------------------------------------------------------------------------------------------------------------------------
 1712   EXEC. ASSIST.         CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C ON ALL CORE AREA
                                                                                                      WALLS W/BORDER CPT.
------------------------------------------------------------------------------------------------------------------------------------
 1713   EXEC. BREAKOUT AREA   CARPET B  4" WOOD BASE  PT1         PT2         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1714   STORAGE ROOM          CARPET B  4" WOOD BASE  PT1         PT1         PT1        PT1        NO ACCENT WALL
------------------------------------------------------------------------------------------------------------------------------------
 1715   EXECUTIVE BOARD ROOM  CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        CARPET INSET/W/C IN THIS AREA
------------------------------------------------------------------------------------------------------------------------------------
 1716   EXEC. ASSIST.         CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
 1717   OFFICE                CARPET B  4" WOOD BASE  PT1         PT1         PT1        PT2        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1718   OFFICE                CARPET B  4" WOOD BASE  PT1         PT1         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1719   OFFICE                CARPET B  4" WOOD BASE  PT2         PT1         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1720   FILE ROOM             CARPET B  4" WOOD BASE  PT1         PT1         PT1        PT1        NO ACCENT WALL
------------------------------------------------------------------------------------------------------------------------------------
 1721   LOUNGE                VCT       4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C IN THIS AREA
------------------------------------------------------------------------------------------------------------------------------------
 1722   OFFICE                CARPET B  4" WOOD BASE  PT1         PT2         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1723   OFFICE                CARPET B  4" WOOD BASE  PT1         PT2         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1724   OFFICE                CARPET B  4" WOOD BASE  PT2         PT1         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1725   EXEC. ASSIST.         CARPET B  4" WOOD BASE  W/C         W/C         W/C        W/C        VINYL W/C ON ALL CORE AREA WALLS
------------------------------------------------------------------------------------------------------------------------------------
 1726   OFFICE                CARPET B  4" WOOD BASE  PT1         PT2         PT1        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1727   OFFICE                CARPET B  4" WOOD BASE  PT1         PT1         PT2        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
 1728   OFFICE                CARPET B  4" WOOD BASE  PT1         PT1         PT2        PT1        ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------

                                  Exhibit E-3

                                                                     Exhibit E-4

                                 Republic Bank
                               1st Floor HR Suite
                                Finish Schedule

------------------------------------------------------------------------------------------------------------------------------------
ROOM#   ROOM NAME      FLOOR     BASE          NORTH WALL     SOUTH WALL    EAST WALL    WEST WALL     REMARKS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        RECEPTIONIST   CARPET B  4"WOOD BASE   W/C            W/C           W/C          W/C
------------------------------------------------------------------------------------------------------------------------------------
        H/R INTERVIEW  CARPET A  4"VINYL BASE  PT1            PT2           PT1          PT1           ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
        H/R OFFICE     CARPET A  4"VINYL BASE  PT1            PT2           PT1          PT1           ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
        H/R OFFICE     CARPET A  4"VINYL BASE  PT1            PT1           PT2          PT1           ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
        H/R OFFICE     CARPET A  4"VINYL BASE  PT1            PT1           PT2          PT1           ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
        H/R OFFICE     CARPET A  4"VINYL BASE  PT2            PT1           PT1          PT1           ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------
        H/R OPEN AREA  CARPET A  4"VINYL BASE  PT1            PT1           PT1          WC
------------------------------------------------------------------------------------------------------------------------------------
        H/R OFFICE     CARPET A  4"VINYL BASE  PT1            PT2           PT1          PT1           ACCENT PAINT ON ONE WALL
------------------------------------------------------------------------------------------------------------------------------------

     LEGEND:

     CARPET A             (TBD)
     CARPET B             (TBD)
     PT1                  PAINT SELECTION #1     (TBD
     PT2                  ACCENT PAINT SELECTION (TBD)
     W/C                  VINYL WALLCOVERING-UPGRADE (TDB)

     (TBD)                TO BE DETERMINED

                                 Republic Bank
                            Interior Finish Schedule

Carpet: Monterey Carpets, Digital, Order #182441-01
        Color: 0290-647 Infrared
        * Maximum Bid $19.25 sq. yd. Installed
        (All To Be Glued Down)

Tile: Florida Tile, Style, Liberty / Grade 4 / 12x12
      Color: Pearl # 8619 `Light Gray'
      Grout: Pewter
      (In Customer Lobby Area)                          WEDDING, STEPHENSON
                                                    & IBARGUEN, ARCHITECTS, INC.
Tile: DK147 Buffstone 2x2 Floor Tile
      Grout Ivory                                   Rec'd. _____________________
      (In Bathrooms)                                Route  _____________________
                                                    Copy To: ___________________
Grout: Pewter                                       File: ______________________

VCT: Light Gray - Heavy Duty
     (In Employee Lounge)

Mica: Base Cabinets / Bread Boxes: Wilsonart: D379-60 `Indigo'

Mica: Counter Tops: Wilsonart: 4630-60 `Cloud Nebula'

Wall Base System: Wood-Work Stained Mahogany
                  (In All Areas Of Customer Contact)

Wall Base System: Johnsonite, Tightlock TCBR-18 Navy Blue

Wallpaper: Genon Contract Wallcovering, Sonoma Type II 20.0oz Class "A"
           Color: FOG 2-86-FO

Paint: Trim: Semi-Gloss Enamel, Color: BEHR 3B43-1 Warm Chinchilla

Paint: Walls: Semi-Gloss Latex, Color: BEHR 3B43-1 Warm Chinchilla

Paint: Exterior: Sherwin Williams
       Body: Cream: BCC-3020682
             Tan: BCC-3020683
             Blue: BCC-3020684

Wood Work / Doors Stain: Mahogany To Match Furniture Sample Provided By Bank

Interior Blinds: Hunter Douglas: Country Wood - 2" wide, Color #841 Mahogany

                                  Exhibit E-5

                                    EXHIBIT E
                              ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease dated April ____, 2003, by and between OSPREY S.P. PROPERTIES, L.L.C., a Florida limited liability company ("Landlord") and REPUBLIC BANK, a commercial bank organized and existing under the laws of the State of Florida ("Tenant") for space in the Building located at 360 Central Avenue, St Petersburg, Florida 33701

I.  RIGHT OF FIRST REFUSAL

          (a) After execution and through out the Lease Term, Tenant shall have the right to add to the Office Space any portion of the first (1/st/) and fifteenth (15/th/) floors of the Building that is contiguous to the space then occupied by Tenant (the "Refusal Space") that is not subject to a binding lease at the time of Tenant notifies Landlord of its intention to exercise its rights with respect to such Refusal Space. If Tenant exercises its rights under this subparagraph (a), Landlord and Tenant shall enter into an amendment of this Lease adding the applicable Refusal Space to the Office Space, as of a commencement date selected by Tenant (but no more than 90 days after Tenant's notice of exercise at which time rental shall commence with respect to the Refusal Space notwithstanding that the Office Space Commencement Date may not have occurred), on all of the terms, covenants, and conditions contained in this Lease (except as provided in this paragraph), which amendment will adjust accordingly the rentable square footage of the Office Space, as well as the Base Rental, Tenant's Pro Rata Share, and all other matters in this Lease which are determined, calculated or otherwise affected by the rentable square footage of the Office Space. Notwithstanding the foregoing, if Tenant leases any Refusal Space pursuant to its rights under this subparagraph (a), Landlord shall provide a cash tenant improvement allowance to Tenant, on or before the commencement date described above, in the amount of $2.50 per rentable square foot of the Refusal Space for each year remaining in the Lease Term (with a pro rated portion payable for each partial year). In no event, however, shall the tenant improvement allowance exceed an amount equal to $20.00 per square foot of the Refusal Space. Notwithstanding the foregoing, Tenant may not exercise its rights under this subparagraph (a) in such a manner that would leave Landlord with an unoccupied and unleased space that is of a size or location that is commercially unmarketable and any such additional space shall be contiguous to the space then occupied by Tenant.

          (b) In addition, if after execution of this Lease, Landlord shall receive a bona fide third party offer that the Landlord intends to accept to lease all or any part of the Refusal Space (the "Third Party Offer"), Landlord shall advise Tenant in writing of such Third Party Offer and Landlord's intention to accept such offer ("Landlord's Notice"), and shall furnish to Tenant all of the terms and conditions of such Third Party Offer. Tenant shall have the right, within fifteen (15) days after receipt of Landlord's Notice, to exercise its right of first refusal with respect to all (but not a portion) of the Refusal Space set forth in the Third Party Offer by giving notice in writing to Landlord. If Tenant exercises its right of first refusal pursuant to this subparagraph (b), Landlord and Tenant shall enter into an amendment of this Lease either (i) adding the applicable Refusal Space to the Office Space, as of a commencement date selected by Tenant (but no more than 60 days after Tenant's notice of exercise at which time rental shall commence with respect to the Refusal Space notwithstanding that the Office Space Commencement Date may not have occurred)), on all of the terms, covenants, and conditions contained in this Lease (except as provided in this paragraph), which amendment will adjust accordingly the rentable square footage of the Office Space, as well as the Base Rental, Tenant's Pro Rata Share, and all other matters in this Lease which are determined, calculated or otherwise affected by the rentable square footage of the Office Space or (ii) providing for the lease of the applicable Refusal Space to Tenant on the applicable

                                  Exhibit E-6
terms contained in the Third Party Offer (with all terms not contained in the Third Party Offer to be consistent with the terms of the Lease). If Tenant leases any Refusal Space in accordance with subparagraph (b)(i) above, Landlord shall provide a cash tenant improvement allowance to Tenant, on or before the commencement date described above, in the amount of $2.50 per rentable square foot of the Refusal Space for each year remaining in the Lease Term (with a pro rated portion payable for each partial year). In no event, however, shall the tenant improvement allowance exceed $20.00 per square foot of the Refusal Space.

          (c) If Tenant does not elect to accept a Third Party Offer within the above-referenced 15-day period, then Landlord may lease the space to the same party and on the same terms and conditions as contained in the Third Party Offer, provided the lease is executed within ninety (90) days after Tenant's receipt of the Third Party Offer. If the lease is not executed within such time period, or if the "material economic provisions" of the lease when considered collectively are "substantially different" from the "material economic provisions" set forth in the Third Party Offer are agreed to between Landlord and the third party, Tenant's rights of first refusal shall be reinstated with respect to such space. For purposes of this Lease, "material economic provisions" shall be the Rent, improvement allowances and free rent or other financial incentives that collectively comprise the financial portion of the lease, and "substantially different" shall mean that the material economic provisions of the lease when considered collectively shall be more than five percent (5%) more beneficial to tenant than the material economic provisions when considered collectively as set forth in the Third Party Offer. In addition, with respect to any space leased to a third party in accordance with the terms of this paragraph, Tenant's rights of first refusal with respect to such space shall be reinstated when such third party lease expires (including any renewal rights granted to such third party tenant) and shall be superior to the rights of any third party.

          (d) The right of first refusal set forth herein shall not apply to any proposed lease of space in the Building to Bankers Insurance Company, Bankers Financial Corporation or any affiliated entity nor shall it apply to any proposed lease of space to the Florida Attorney General's Office or any affiliated entity.

II.  AUTOMATED TELLER MACHINE

Tenant shall have the exclusive right to install an Automated Teller Machine
(ATM) at Tenant's sole cost and expense, in a mutually agreed upon location on the first floor of the Building during the term of this Lease. Such installation shall not result in any rental increase and Tenant agrees to maintain the equipment. Upon Lease expiration or earlier termination of the Lease, Tenant agrees to remove the ATM and restore the ATM premises to its original condition at the time of the initial installation. It is understood and acknowledged that Landlord will not be providing security for the ATM.

III. SATELLITE DISH

Tenant shall have the right, for the term of the Lease to use space on the roof of the building for the purpose of installing, operating and maintaining a dish/antenna or other communication device not exceeding thirty-six (36) inches in diameter (the Dish/antenna) approved by the Landlord. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed fifty (50) square feet (the Roof Space).

Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Lease Term. Landlord's designation shall take into account Tenant's use of the Dish/antenna.

                                  Exhibit E-7

Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating maintaining and removing the Dish/antenna.
Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or other tenants of the building. Tenant shall comply with all Laws relating to the installation, maintenance and use of the Dish/antenna. Landlord does not represent or warrant that such Laws will permit the Dish/antenna.

Landlord agrees that Tenant, upon reasonable prior notice to Landlord shall have access to the roof of the building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/antenna, all of which shall be performed by Tenant or Tenant's authorized representatives or contractors, at Tenant's sole cost and risk. Tenant agrees to exercise firm control over the people requiring access to the roof of the building and the Roof Space in order to keep to a minimum the number of people having access to the roof and the frequency of their visits.

Tenant agrees to be responsible for any damage caused to the roof or any other part of the building, which may be caused by Tenant or any of its agents, representatives or contractors.

Tenant shall have the use of the Roof Space for the Dish/antenna needed to service exclusively the Premises in this Lease. Tenant shall not allow any provider of telecommunication, video or data or related services to locate any equipment on the roof of the building or in the Roof Space for any purpose whatsoever, nor may the Tenant use the Roof Space and or Dish/antenna to provide services to another occupant or licensee of the Building or any other building.

The Dish/antenna shall remain the personal property of the Tenant and shall be removed along with any wiring and component parts by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right of possession hereunder. Tenant shall repair any damages caused by such removal.

IV.  CERTAIN TENANT'S TRADE FIXTURES

Tenant shall be entitled to install, at Tenant's own cost and expense, a Vault ("Vault") and Night Drop Box ("Night Drop Box"), Safety Deposit Boxes and Pneumatic Conveying System for the drive through, the design and location of which shall be subject to the prior written approval of Landlord. Tenant shall be solely responsible for the maintenance, repair and replacement of the Vault, the Night Drop Box, the Safety Deposit Boxes, the Pneumatic Conveying System, and the ATM, which shall all be in compliance with all Laws. Tenant shall be responsible for assuring that the Building's structure and foundation are sufficient to hold the weight of the Vault and any additional improvements required as a result shall be subject to the prior approval of Landlord and shall be performed at Tenant's sole cost. The Tenant shall remove, at Landlord's option, the Vault and the Night Drop Box, Safety Deposit Boxes and Pneumatic Conveying System at Tenant's sole cost and expense upon the expiration or earlier termination of this Lease or Tenant's right of possession hereunder. The Landlord may, at its option, elect to have Tenant remove any or all of the foregoing upon the expiration or earlier termination of this lease. Upon such removal, this space shall be restored by Tenant to the condition existing prior to installation.

V.   REFURBISHMENT ALLOWANCE

Notwithstanding the foregoing, Landlord shall provide a cash suite improvement allowance of $7.00 per square foot of Rentable Area of the Premises (excluding any Refusal Space) (the "Refurbishment Allowance"), which Refurbishment Allowance shall be payable by Landlord to Tenant, no later than the eighth (8th) anniversary of the Lobby/Branch Space Commencement Date for the purchase and

                                  Exhibit E-8
installation of any tenant improvements in the Premises as it relates to the Premises leased as of said date. With respect to each portion of the Refusal Space which is occupied by Tenant and subject to this lease on the eighth (8/th/) anniversary of the Lobby/Branch Space Commencement Date, the Landlord shall provide a cash suite improvement allowance of $7.00 per square foot, but in no event shall the cash suite improvement allowance referenced in this
Article V and the tenant improvement allowance referenced in Article I above for the Refusal Space exceed $25.00 per square foot in the aggregate. For example, in the event the Landlord has paid a tenant improvement allowance of $20.00 per square foot of the Refusal Space, the cash suite improvement allowance referred to herein shall be $5.00 per square foot for the Refusal Space. The Refurbishment Allowance referenced in this Article V and the tenant improvement allowance referenced in Article I above and the Refurbishment Allowance payable at the time of the exercise of a renewal option (as referenced in Article II of the lease) shall be payable by the Landlord to the Tenant upon the Landlord's receipt of paid invoices or, in the alternative, directly to the contractors in the event the invoices have not been paid. Said monies shall be utilized only for the payment of tenant improvements actually installed in the Premises and shall not be utilized for furniture and equipment.

VI.   EXCLUSIVE
Landlord covenants and agrees that it will not, subsequent to the date of this lease, directly or indirectly enter into any lease, lease or rent any portion of the first floor of the Building to any tenant whose primary business on the first floor of the Building (including the space along Central Avenue below the parking garage) is retail banking under a state or Federal bank charter, or credit unions or any business operating an automatic teller machine.

VII.  REGULATORY APPROVAL CONTINGENCY

At any time before the sixtieth (60/th/) day after the full execution of this Lease, if Tenant fails to receive all necessary regulatory and governmental approvals necessary to open and operate a banking facility in the Lobby/Branch Space, Tenant may terminate this Lease by providing written notice to Landlord on or before the expiration of the said 60 day period. Failure to provide such notice shall be considered a waiver of this contingency. In the event of such a termination, neither Landlord nor Tenant shall have any liability whatsoever with respect to this Lease, and notwithstanding anything in the Lease to the contrary, no provision of this Lease shall survive such termination; provided, however, that Tenant, as a fee for terminating the Lease, shall reimburse Landlord for Landlord's actual and reasonable out-of-pocket expenses with respect to the negotiation and preparation of the Lease including, but not limited to, attorneys, architects, engineering and space planning fees and costs.

VIII. LANDLORD REPRESENTATIONS AND WARRANTIES

In addition to any other representations and warranties made by Landlord in this Lease, Landlord represents and warrants to Tenant the following:

1. Landlord and Tenant acknowledge that the Property, the Building and the Premises may be construed to be places of public accommodation under the Americans with Disabilities Act of 1990, as amended ("ADA"). Landlord represents and warrants that to the best of Landlord's knowledge, the Property, the Building and the Premises and all Landlord Work will comply in all material respects with Title III of ADA ("Title III") as of the applicable Commencement Date. Landlord shall correct any violation of Title III within any part of the Common Area of the Property or relating to any Landlord Work. In the event that Landlord is required to perform work hereunder, Landlord shall perform such work in a timely fashion, with minimal interference with Tenant's access, use and enjoyment of the Premises, as is reasonably possible.

                                  Exhibit E-9

2. To the best of Landlord's actual knowledge without having undertaken independent investigation, (i) any generation, handling, transportation, treatment, disposal or use of Hazardous Substances that has occurred on the Premises or the Property has been in compliance with all applicable Laws; (ii) the soil, groundwater, and soil vapor on or under the Premises and the Property are free of Hazardous Substances; and (iii) the Property does not contain any asbestos, PCBs, or underground storage tanks. "Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any Laws.

3. Landlord owns fee simple title to the Property, the Building, and the Premises and that the Property, the Building, and the Premises shall be free from any and all liens, claims, and encumbrances that materially interfere with Tenant's intended use and enjoyment of, and access to, the Premises.

4. Landlord has not granted any other tenant or occupant of the Property any exclusive use rights that in any way shall conflict or interfere with Tenant's contemplated use of the Premises.

5. Landlord is current, and as of the Lobby/Branch Space Commencement Date and the Office Space Commencement Date shall be current, in its payments of any and all real estate taxes, insurance premiums, and mortgage payments due with respect to the Property, the Building, and the Premises.

6. Landlord has no actual knowledge of, and has not received any notice with respect to, any contemplated condemnation proceeding with respect to the Property or any portion thereof.

7. Landlord has obtained all necessary consents and permissions from all necessary governmental entities for the construction of a curb cut or drive in entry from Fourth Street to allow access to the proposed drive-in banking facility.

                                  Exhibit E-10

                                    EXHIBIT F
                                PARKING AGREEMENT

     PARKING AGREEMENT

     This Exhibit is attached to and made a part of the Lease dated _________ _____, 2003 by and between OSPREY, S.P PROPERTIES, LLC, a Florida limited liability company ("Landlord") and REPUBLIC BANK, a ________________ ("Tenant") for space in the Building located at 360 Central Avenue St Petersburg, Florida 33701

1.   Parking.

     A. Landlord shall make available to Tenant on a leased basis a total of sixty (60) parking spaces (the "Spaces") in the Building parking areas designated by Landlord (the "Parking Area"). Of the sixty (60) spaces, Tenant shall have the right to lease forty (40) unreserved spaces during the Lease Term at the rate of fifty dollars ($50.00), plus applicable State of Florida sales tax, per month for each unreserved parking space leased, and twenty (20) reserved spaces during the Lease Term at the rate of fifty dollars ($50.00), plus applicable State of Florida sales tax, per month for each reserved parking space leased, payable on or before the first day of each month. Notwithstanding the foregoing, it is understood and agreed that the above rental rate is based upon rental being charged to others for comparable parking spaces. In the event such rental rate being charged others for comparable parking spaces within the Building shall increase or decrease, then Landlord may, in its sole discretion, increase or decrease the monthly rental to be paid by Tenant hereunder by giving to Tenant written notice of the increased or decreased rental. The effective date of the change in such rental rate shall be the first day of the month next following the giving of such notice. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Building Parking Area shall be on an unreserved, first-come, first-served basis.

     B. Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Area, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

     C. Tenant may use and occupy the Parking Area only for employee parking of automobiles. Tenant shall not store or permit its employees to store any automobiles in the Parking Area without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Area or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Area overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

     D. Landlord shall have the right to temporarily close the Parking Area or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Area, provided that if Landlord closes the Parking Area on business days, Landlord shall make reasonable alternative parking arrangements.

     E. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord, unless such assignment is to a Related Party in connection with an assignment of Lease or subletting of a portion of the Premises to such Related Party. Except with respect to an assignment or subletting to a Related

                                  Exhibit F-1

Party, Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

     F. Landlord may elect to provide parking cards or keys to control access to the Parking Area. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

     G. Tenant assumes all liability for losses, damages or expenses resulting from personal injury or property damage arising out of use of the Spaces leased by Tenant which is caused in whole or in part by Tenant, its agents or employees.

     H. Landlord shall provide to Tenant and its employees up to 20 parking spaces at an offsite parking lot determined by Landlord at an initial cost of $20.00 per space, per month, subject to increase in accordance with Paragraph 1(A) above. The spaces will be leased on a month-to-month basis. The Landlord shall be entitled to relocate the offsite parking at any time to another location and the cost for said new spaces shall be no more than market rate for comparable parking within the City of St. Petersburg.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Exhibit as of the day and year first above written.

WITNESS/ATTEST:                           "LANDLORD"

                                          OSPREY S.P. PROPERTIES, L.L.C.
                                          a Florida limited liability company

                                            By: Lyon Properties Associates,
                                          L.L.C., a Michigan limited liability
                                          company, as its Manager

/s/ Michael G. Cottrell                         By: /s/ Michael J. Biber
-----------------------------------                ---------------------------
Name (print): Michael G. Cottrell               Name (print): MICHAEL J. BIBER
              ---------------------             Its:  Manager

                                          "TENANT"
                                          REPUBLIC BANK

                                          a(n) Florida State-chartered Financial
                                               ---------------------------------
                                               Institution
                                               -----------

/s/ Kathleen A. Glass
-----------------------------------
Name (print): Kathleen A. Glass
              ---------------------

/s/ Thomas A. Mann II                     By: /s/ William R. Klich
-----------------------------------          ---------------------------------
Name (print): Thomas A. Mann II           Name (print): William R. Klich
              ---------------------                    -----------------------
                                          Its: Chairman and CEO
                                              -----------------

/s/ Tina Gruber
-----------------------------------
Name (print): Tina Gruber
              ---------------------

                                  Exhibit F-2

                                    EXHIBIT G
                            JANITORIAL SPECIFICATIONS

                                [TO BE ATTACHED]

                                  Exhibit G-1

                                                                     Exhibit "A"

                           ACI CELANING SPECIFICATIONS

                                   LOBBY AREA

Daily Schedule
     1. Dust and wipe down all furniture, fixtures, ledges and railings.
     2. Clean and wipe all ash and trash receptacles.
     3. Clean all glass doors, doorframes and handles.
     4. Dust and polish directory boards.
     5. Wipe mail depositories and mailboxes.
     6. Damp mop lobby floor.

Weekly Schedule
     1. (Sunday) Clean and edge all corners.
     2. (Monday) Spot clean walls, metal doors, and doorframes.
     3. (Tuesday) Sweep and mop (if necessary) the stairwell landings.
     4. (Wednesday) Wipe down all foliage planters.

Monthly Schedule
        (First Weekend of Each Month)
     1. Machine scrub all stairwell landings.
     2. Machine scrub lobby floor.
        (Second Weekend of Each Month)
     3. Dust marble walls.
     4. Machine buff floors - VCT only.
     5. Spray buff stairwell landings (if applicable).

Semi - Annually Schedule
     (First: __________ Second: __________)
     1. Strip and refinish lobby floor.

                                    ELEVATORS

Daily Schedule
     1. Vacuum cabs - spot clean all spills, including edges and corners.
     2. Wipe down interior doors, walls and trim.
     3. Clean elevator directional indicator lamps.
     4. Wipe down exterior doors.
     5. Wipe down control panels.
     6. Wipe down rail and paneling behind rail.
     7. Wipe clean inside of telephone box including the door and telephone.
     7. Clean and polish elevator thresholds.

                                  Exhibit G-2

                              TENANT OCCUPIED AREAS

Daily Schedule
     1.  Dust and wet mop all tiled area.
     2.  Vacuum all carpeted areas.
     3.  Dust all horizontal surfaces between 18" and 60" from floor.
     4. Thoroughly clean sinks and counter tops. Stainless steel must be polished.
     5. Empty and wipe clean all waste receptacles. Replace liners where necessary.
     6.  Empty and wipe clean ashtrays.
     7. Gather all waste and move to freight elevator lobbies for removal to dumpster. DO NOT BLOCK ACCESS TO AND FROM STAIRWELLS, EXITS, CORRIDORS OR ELEVATORS.
     8.  Clean all glass furniture tops.
     9.  Clean all vertical glass (as needed).
     10. Lock and shut all doors, which were shut upon entering.
     11. Turn off all lights. Lock all doors.
     12. Wash chalkboards in classroom areas, unless marked "Do Not Erase".

Weekly Schedule
     1.  (Sunday) Dust vertical surfaces of office furniture.
     2.  (Sunday) Dust chair mat and furniture legs.
     3. (Sunday) All carpet to be completely vacuumed including along baseboards, ledges, furniture, under desks, behind furniture, plants, etc.
     4.  (Sunday) Spot clean carpet.
     5.  (Sunday) Thoroughly mop all tiled floors - spray buff.
     6.  (Monday) Clean corners and edges of all tiled floors.
     7. (Tuesday) Dusts all hard to reach areas including baseboards, low ledges, doorframes, picture frames, high moldings and ceiling vents.
     8.  (Wednesday) Clean cobwebs in ceilings and corners.
     9. (Thursday) Clean fingerprints around doorframes, doorknobs & light switches.

Monthly Schedule
     (First Weekend of Each Month)
     1.  Scrub and refinish all tile floors.
     2.  Clean all vertical partition glass.
     3.  Vacuum and / or brush all upholstered furniture.
     (Second Weekend of Each Month)
     4.  Dust all vertical and mini blinds.
     5.  Clean and sanitize telephone.

Annually Schedule
     (First: __________ Second: __________)
     1.  Strip and refinish all tile floors.

                                   Exhibit G-3

                                    RESTROOMS

Daily Schedule
     1.  Sweep and damp mop restroom floors (with germicidal cleaner).
     2.  Clean all surfaces of basins, bowls, and urinals.
     3.  Empty waste paper and sanitary napkins receptacles.
     4. Clean and polish mirrors, basin shelves, bright work (faucets, flushers, wash basin traps and piping).
     5.  Wash both sides of toilet seats with germicidal cleaner.
     6.  Wipe down partitions, including hinges and hardware.
     7. Spot clean restroom walls and partitions. (If graffiti cannot be removed, report it to the property manager).
     8.  Clean and sanitize all vanity tops.
     9.  Wipe and dust all shelving.
     10. Clean doors, hinges, frames and door handles.

Weekly Schedule
     1. (Sunday) Wipe clean, all ceiling vents and access doors.
     2. (Monday) Thoroughly clean all fixtures to remove build up of salt or lime.
     3. (Tuesday) Thoroughly scrub tile walls.
     4. (Wednesday) Remove scruffs marks from doors or door kick plates.

Monthly Schedule
     (First Weekend of Each Month)
     1. Machine scrub restroom floors.
     2. Scrub ceramic tile walls.
     3. Wash down partition and urinals screens, including doors, hinges, and seams.

 . HIGH ACID CONTENT CLEANERS OR BLEACH WILL NOT BE USED.

                                  Exhibit G-4

                                    EXHIBIT H
                             BASIC COSTS EXCLUSIONS

         (a)      depreciation and amortization of debt;

         (b) expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building;

         (c) expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

         (d) expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures;

         (e) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Property;

         (f) interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

         (g) costs of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures, except as expressly provided in item 11 of
                  Article IV;

         (h) expenses for the replacement of any item covered under warranty;

         (i) cost to correct any penalty or fine incurred by Landlord due to Landlord's violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Basic Costs or Taxes;

         (j) cost of repairs necessitated by Landlord's negligence, willful misconduct;

         (k) expenses for any item or service that Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties;

         (l) expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building;

         (m) salaries of (i) employees above the grade of building superintendent or building manager, and (ii) that portion of employee expenses for employees whose time is not spent directly and solely in the operation of the Building;

         (n) Landlord's general corporate overhead and administrative expenses, except if it is solely for the Building;

         (o)      bad debt loss, rent loss, or reserves for either of them;

                                  Exhibit H-1

         (p) fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided;

         (q) the operating expenses incurred by Landlord relative to retail stores, hotels and any specialty service in the Building or on the property;

         (r) any additional operating expenses incurred by Landlord relative to any declaration of covenants or restrictions to which the property may be subject;

         (s)      cost of sculptures, paintings and other objects of art;

         (t) the cost of electricity used for after-hours HVAC by any tenants in the Building relative to their tenant space;

         (u) Any costs (including premiums and deductibles) relating to rental loss insurance.

         (v) Costs for Improvements to and costs of operating the parking garage to the extent that such costs will be paid by third parties.

                                  Exhibit H-2

                                    EXHIBIT I
                   SUBORDINATION AND NON-DISTURBANCE AGREEMENT

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") dated as of ___________, 20__, is entered into by and between _____________________________________________________________________, whose address is ______________________________________________________ ("Tenant"),
and Comerica Bank, a Michigan banking corporation, whose address is One Detroit Center, P. O. Box 75000, Detroit, Michigan 48275 ("Lender").

                                R E C I T A L S :

     Tenant entered into a certain lease agreement, dated __________, 20___ (the "Lease"), between Tenant, as lessee, and ______________________, a Michigan _______ ("Landlord"), as lessor, pertaining to certain premises as described in Exhibit "A" attached hereto (the "Premises").

     Landlord has executed and delivered, or is about to execute and deliver to Lender a certain mortgage (as it may be amended from time to time, the "Mortgage") encumbering the Premises to secure an indebtedness from Landlord to Lender.

     Lender has requested Tenant to subordinate its interest under the Lease to the lien of the Mortgage, and Tenant is willing to do so under the terms and conditions set forth in this Agreement.

                                    COVENANTS

     In consideration of the covenant and agreements contained herein, the parties agree as follows:

     Tenant subordinates and subjects all its right, title, interest and leasehold estate in and to the Premises, including without limitation, all rights, options, liens or charges created by the Lease and any amendments, renewals or extensions thereof, to the lien, operation, and effect of the Mortgage and of any other mortgage or security instrument covering all or any part of the Premises that is now or hereafter held by Lender.

                                   Exhibit I-1

         As long as Tenant is not in default in the payment of rent or additional monies due under the Lease, or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed, Tenant's possession of the Premises and its rights and privileges under the Lease, or any renewal of it, shall not be diminished or interfered with by Lender because of any defaults under the Mortgage by Landlord.

         If the Mortgage is foreclosed for any reason and Lender succeeds to the interests of Landlord under the Lease, Tenant shall be bound to Lender under all the terms, covenants and conditions of the Lease for the balance of its term with the same force and effect as if Lender was the lessor under the Lease. Tenant shall attorn to (agree to recognize the new owner and promise to pay the rent to it as Landlord) Lender as its lessor, the attornment to be effective and self-operative, without the execution of any other instruments on the part of any of the parties to this Agreement, immediately upon Lender succeeding to the interest of Landlord under the Lease.

         Tenant acknowledges and consents to the assignment of Landlord's rights under the Lease to Lender pursuant to the Mortgage which contains a provision assigning to Lender all leases, rents and other income from the Premises. Tenant shall pay rent to Lender upon receipt of written notice from Lender that Lender has revoked the waiver of Lender's right to receive the rents from the Premises pursuant to the Mortgage, notwithstanding the fact that Lender has not foreclosed the Mortgage nor succeeded to the interest of Landlord under the Lease.

         If the Mortgage is foreclosed and Lender succeeds to the interest of Landlord under the Lease, Lender shall be bound to Tenant under all the terms, covenants and conditions of the Lease. Notwithstanding the foregoing, however, Lender shall not be (a) liable for any act or omission of Landlord or any prior lessor; (b) subject to any offsets or defenses that Tenant may have against Landlord or any prior lessor or subject to any claim for damages or counterclaims against Landlord or any prior lessor; (c) bound by any rent or additional rent that Tenant may have paid for more than the current month to Landlord or any prior lessor; (d) bound by any amendment or modification of the Lease or any consent, approval or waiver by Landlord with respect to the Lease or the Premises made after the date hereof without Lender's prior written consent; (e) liable for any security deposit except to the extent Lender does hold such security deposit; (f) liable to Tenant under the Lease or otherwise after Lender ceases to own the Premises; (g) liable for any covenant or agreement to undertake or complete construction or installation of improvements on the Premises or any part thereof; (h) liable for any payment to Tenant of any sums, or granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving in to the Premises or any part thereof; or (i) liable for any other obligation under the Lease which shall have accrued prior to the date Lender acquires title to the Premises. If Lender becomes liable to Tenant under this paragraph for any claim, loss or damage, Tenant shall look solely to the Premises for recovery of any judgment or damages from Lender, and Lender shall have no personal liability, directly or indirectly, under or in connection with the Lease. Nothing in this Agreement shall impose any obligation on Lender for the management, control or condition of the Premises prior to the time Lender succeeds to the interest of Landlord under the Lease.

         Tenant will not, without the prior written consent of Lender, (i) amend the Lease, (ii) enter into any agreement terminating the Lease (except as permitted in the Lease or in paragraph 8 hereof), (iii) cancel the term of, or surrender, the Lease, (iv) assign or sublet all or any part of the Premises unless permitted under the express provisions of the Lease without the consent of Landlord, or (v) subordinate the Lease to any other lien.

         Tenant agrees, from time to time, upon ten (10) days' prior written notice from Lender, to execute, acknowledge and deliver to Lender an estoppel certificate in form reasonably satisfactory to Lender.

         Tenant hereby agrees that it will notify Lender in writing, by certified mail, of any default by Landlord under the terms of the Lease, and Tenant shall not cancel or terminate, or acquiesce to the cancellation or termination of the Lease or sue for damages or other relief without giving Lender sixty (60) days from the date of written notice within which to cure said default, provided that if the nature of the default is such that it cannot reasonably be cured within such sixty (60) day period, that period shall be extended as necessary to allow the Lender a reasonable time to cure the default, provided that the Lender commences the cure within the sixty (60) day period and thereafter cures the default with due diligence. Tenant shall not, as to Lender, require cure of any such default that is personal to Landlord and therefore not susceptible of cure by Lender. If any default by Landlord is cured within the time period described above, Tenant shall have no right to terminate the Lease by virtue of said default.

         Nothing in this Agreement shall in any way impair of affect the lien created by the Mortgage.

         This Agreement shall be binding upon the parties and their respective heirs, personal representatives, successors and assigns. This Agreement may not be modified orally or in any manner other than an agreement in writing signed by the parties or their successors and assigns. Any and all notices required to be given or served by the terms and provisions of this Agreement shall be in writing and signed by the party giving the notice, and shall be deemed to have been duly given and served if and when sent by United States certified or registered mail, with the proper postage prepaid thereon and addressed to the party intended to be notified. Notices to the parties hereto shall be addressed to their respective addresses hereinbefore set forth. Each party may change its address and designate such other reasonably interested parties to receive additional copies of any notices for the above purposes by mailing, as aforesaid, a notice stating the change and setting forth the new address.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WITNESSES:                               TENANT:

                                         ____________________________________

                                         By:_________________________________

                                         Its:_________________________________

                                           LENDER:

                                           COMERICA BANK

                                           By:__________________________________

                                           Its:_________________________________

Acknowledged, Consented                    LANDLORD:
and Agreed To:
                                           _____________________________________


                                           By:__________________________________

                                           Its:_________________________________

                                     TENANT

STATE OF MICHIGAN )
                  ) SS
COUNTY OF         )

     The foregoing instrument was acknowledged before me on __________, 20__, by ________________________________________________, the __________________________
of ______________________________________________, a ________________, on behalf of the _______________________.


                         _______________________________________________________
                           Notary Public,_____________________ County, MI
                           My Commission Expires: ______________________________

                                     LENDER

STATE OF MICHIGAN )
                  ) SS
COUNTY OF         )

     The foregoing instrument was acknowledged before me on __________, 20___, by _________________________________________ the ____________________ of
Comerica Bank, a Michigan banking corporation, on behalf of the corporation.


                                 _______________________________________________
                                  Notary Public, ____________________ County, MI
                                  My Commission Expires: _______________________

                                    LANDLORD

STATE OF MICHIGAN )
                  ) SS
COUNTY OF         )

     The foregoing instrument was acknowledged before me on __________, 20___, by ________________________________________________, the ____________________ of
__________________________________, a ____________________, on behalf of the
____________________.


                                 _______________________________________________
                                  Notary Public, ____________________ County, MI
                                  My Commission Expires:________________________

Drafted By and Return To:
[Attorney]
BODMAN, LONGLEY & DAHLING LLP
100 Renaissance Center
34th Floor
Detroit, MI 48243

                                   EXHIBIT "A"

                                Legal Description

                                   Exhibit I-1